UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )

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Tower Group, Inc.
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TOWER GROUP, INC.
120 Broadway, 31st Floor
New York, New York 10271

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

The Annual Meeting of Stockholders of Tower Group, Inc. (the “Company”) will be held on Thursday, May 5, 2011 at 10:00 A.M. at the Millenium Hilton Hotel, 55 Church Street, New York, NY 10007 for the following purposes:

(1)	To elect four Directors;

(2)	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year 2011;

(3)	To hold an advisory vote on the Company’s executive compensation;

(4)	To hold an advisory vote on the frequency of future voting on the Company’s executive compensation; and

(5)	To consider such other business as may properly come before the meeting.

Stockholders of record at the close of business on March 8, 2011 are entitled to notice of, and to vote at, the meeting.

By Order of the Board of Directors,

Elliot S. Orol
Senior Vice President, General Counsel and Secretary

March 15, 2011

TOWER GROUP, INC.
120 Broadway, 31st Floor
New York, New York 10271

PROXY STATEMENT

The accompanying proxy is solicited by the Board of Directors of Tower Group, Inc. (the “Company”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Millenium Hilton Hotel, 55 Church Street, New York, NY 10007 on Thursday, May 5, 2011 at 10:00 A.M. This Proxy Statement, the foregoing Notice and the enclosed Proxy are being sent to stockholders of the Company on or about March 21, 2011.

Any proxy may be revoked at any time before it is voted by written notice mailed or delivered to the Secretary of the Company, by delivering a proxy bearing a later date or by attending the Annual Meeting and voting in person. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted in accordance with the recommendation of the Board of Directors on each proposal.

The proxy materials are available over the Internet at the web site address shown on your proxy card. Internet voting is available 24 hours a day. If you have access to the Internet, we encourage you to vote this way. If you vote over the Internet, please do not return your proxy card. Stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. You can choose this option and save the Company the cost of producing and mailing the documents by following the instructions provided if you vote over the Internet. Should you choose to view future proxy statements and annual reports over the Internet, you will receive an e-mail next year with voting instructions and the Internet address of those materials.

The Board of Directors knows of no other matters that are likely to be brought before the Annual Meeting other than those specified in the notice thereof. If any other matters properly come before the meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the meeting, will be authorized to vote or otherwise act thereon in accordance with their judgment on such matters. If the enclosed proxy is properly executed and returned prior to voting at the meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of instructions, executed proxies will be voted “FOR” the four nominees for the Board of Directors, “FOR” the ratification of the appointment by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year 2011, “FOR” approval of the Company’s executive compensation, and “FOR” a nonbinding advisory vote every three years on the Company’s executive compensation. With respect to proposal 1, Directors will be elected by a plurality of the votes cast. With respect to proposal 2 (ratification of the appointment of the Company’s independent registered public accounting firm) and proposal 3 (the advisory vote on the Company’s executive compensation), the affirmative vote of the majority of the votes cast by persons entitled to vote is required. With respect to proposal 4 (the advisory vote on the frequency of future voting on the Company’s executive compensation), the alternative receiving the greatest number of votes will be the frequency that stockholders are deemed to have approved.

Stockholders of record at the close of business on March 8, 2011 are entitled to vote at the meeting. On March 8, 2011, the Company had outstanding 41,977,270 shares of common stock, $.01 par value per share. Each outstanding share of common stock is entitled to one vote and there is no cumulative voting.

As to each proposal, the presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast on the particular matter shall constitute a quorum for the purpose of considering that matter. Abstentions and broker non-votes will be counted only for the purpose of determining whether a quorum is present. A copy of the Company’s Annual Report for the year ended December 31, 2010 is being mailed simultaneously herewith and is electronically available to stockholders on the Internet by logging on to www.proxyvote.com and following the instructions provided.

Cost of Solicitation

The Company is soliciting proxies on its own behalf and will bear the expenses of printing and mailing this Proxy Statement. The Company will also request persons, firms and corporations holding shares in their own names, or in the names of their nominees, which shares are beneficially owned by others, to send this proxy material to and obtain proxies from such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

1.	ELECTION OF DIRECTORS

The Board of Directors has nominated the four persons named below to serve as Directors of the Company until their successors have been duly elected and qualified. The Company believes that each nominee named below will be able to serve. However, should any such nominee not be able to serve as a Director, the persons named in the proxies have advised the Company that they will vote for the election of such substitute nominee as the Board of Directors may propose.

Nominees for Director

Directors hold office in accordance with the by-laws of the Company, which provide for Class I, II and III Directors. The Directors in each class serve three-year terms, with the expiration of terms staggered according to class. Officers are elected by and serve at the discretion of the Board of Directors. The following Directors have terms that expire at the 2011 Annual Meeting of Stockholders and have been nominated to stand for election as Class III Directors with terms expiring in 2014:

Name	Age	Position

Michael H. Lee	53	Chairman of the Board, President and Chief Executive Officer
William W. Fox, Jr.	69	Director
William A. Robbie	59	Director
Steven W. Schuster	56	Director

The names of the nominees, their principal occupation, length of service as Directors of the Company and certain other biographical information are set forth below:

Michael H. Lee
Chairman of the Board, President and Chief Executive Officer
Mr. Lee currently serves as Chairman of the Board of Directors, President and Chief Executive Officer and has held these positions at the Company since its formation in 1995. Before founding the Company’s first insurance subsidiary, Tower Insurance Company of New York, in 1990, Mr. Lee was an attorney in private practice specializing in advising entrepreneurs on the acquisition, sale and formation of businesses in various industries. Mr. Lee received a B.A. in Economics from Rutgers University in 1980 and a J.D. from Boston College Law School in 1983. He is admitted to practice law in New York and New Jersey. Mr. Lee has worked in the insurance industry for over 20 years with experience in insurance, finance, underwriting, sales and marketing, claims management and administration and law. Mr. Lee also served as Chairman, President and Chief Executive Officer of CastlePoint Holdings, Ltd. from its formation in 2006 until its merger into the Company in February 2009.

The Board of Directors believes that Mr. Lee possesses the experience, qualifications, attributes, and skills necessary to serve on the Board because of his more than 20 years of experience in all aspects of insurance, finance, mergers and acquisitions and the formation of various businesses, his having provided leadership and strategic direction to the Company as its founder, Chairman, President, and Chief Executive Officer since 1995, and his unparalleled knowledge of the Company and its business.

William W. Fox, Jr.
Director
Mr. Fox, who became a Director in April 2006, has over 40 years experience in the insurance and reinsurance industry. Mr. Fox was employed by Balis & Co., Inc. and its successor, the Guy Carpenter reinsurance brokerage division of Marsh & McLennan Companies, from 1962 through 1988, and again from 1992 through 1999. Mr. Fox had a number of positions at Balis & Co., Inc., and Guy Carpenter, including President of Balis from 1985 through 1988 and again from 1992 through 1999. Mr. Fox also served as a member of Guy Carpenter’s Executive Committee and Board of Directors, and as a Managing Director of J&H, Marsh & McLennan. Between 1992 and 1999, Mr. Fox was also the Chief Executive Officer of Excess Reinsurance Company. In 1988, Mr. Fox founded PW Reinsurance Management Company (“PW Group”), as a joint venture with Providence Washington Insurance Company (“Providence”) to underwrite reinsurance on behalf of Providence. Mr. Fox was a Senior Vice President of Providence from 1988 to 1989 and was responsible for selecting and overseeing reinsurance intermediaries. In 1989, the Baloise Insurance Group acquired Providence and appointed Mr. Fox President of the PW Group. Mr. Fox has served on several insurance-related boards of directors and is currently the Chairman of the Board of MII Management Group, the Attorney-in-Fact for MutualAid Exchange. Mr. Fox is a member of the CPCU Society and holds a Pennsylvania Property and Casualty License.

The Board of Directors believes that Mr. Fox possesses the experience, qualifications, attributes, and skills necessary to serve on the Board because of his more than 40 years of relevant industry-related experience in the fields of insurance and reinsurance, his years of service on various insurance-related boards of directors, and his extensive knowledge of the Company and its business.

William A. Robbie, C.P.A.
Director
Mr. Robbie became a Director in February 2009 upon the completion of the merger of CastlePoint Holdings, Ltd. into the Company. Prior to joining the Company’s Board of Directors, he served as a member of CastlePoint’s Board of Directors and chairman of its Audit Committee from January 2006 until February 2009. From 2004 through 2009, he provided financial and corporate governance advisory services to the insurance industry through his own consulting firm. Mr. Robbie was Chief Financial Officer of Platinum Underwriters Reinsurance Ltd., a property and casualty reinsurance company in Bermuda, from 2002 to 2004 with responsibility for that company’s finance, claims and IT functions. He was the lead financial team member in the initial public offering of Platinum Underwriters Reinsurance Ltd., which became a separate public company from St. Paul Reinsurance, Inc. where he held the same position from August 2002 to November 2002. From 1997 to 2002, Mr. Robbie held various positions at XL Capital Ltd., a Bermuda-based insurance, reinsurance and financial risk company, and its subsidiaries, including Executive Vice President of Global Services, Senior Vice President and Corporate Treasurer, and Chief Financial and Administrative Officer of XL Re, Ltd., with responsibility for that company’s finance, claims, IT, human resources, business processing and administration functions. Prior to that, he held a variety of senior positions in the insurance industry, including roles as Chief Financial Officer of Prudential AARP Operations, Chief Accounting Officer at Continental Insurance Companies, Treasurer of Monarch Life Insurance Company and various positions at Aetna Life and Casualty Company. From 2005 to 2008, Mr. Robbie was a director and chairman of the Audit Committee of American Safety Insurance Company, Ltd. Mr. Robbie is a Certified Public Accountant. Mr. Robbie received his B.A. from St. Michael’s College and his Master of Accounting and M.B.A. from Northeastern University.

The Board of Directors believes that Mr. Robbie possesses the experience, qualifications, attributes, and skills necessary to serve on the Board because of his more than 30 years of relevant industry-related experience in finance, including serving as Chief Financial Officer of insurance and reinsurance companies, and his extensive background in accounting and business administration.

Steven W. Schuster
Director

Mr. Schuster has served on the Board of Directors of the Company since 1997. Mr. Schuster has been engaged in the practice of corporate law for over 30 years and is co-chair of McLaughlin & Stern LLP’s corporate and securities department, where he has been a partner since 1995. Mr. Schuster received his B.A. from Harvard University in 1976 and his J.D. from New York University in 1980.

The Board of Directors believes that Mr. Schuster possesses the experience, qualifications, attributes, and skills necessary to serve on the Board because of his more than 30 years of relevant corporate and securities legal and transactional experience and his extensive knowledge of the Company and its business.

CORPORATE GOVERNANCE

Director Independence

The Board of Directors applies the standards of the NASDAQ Stock Market (“NASDAQ”) in determining whether a Director is “independent.” The NASDAQ rules generally provide that no Director or nominee for Director qualifies as “independent” unless the Board of Directors affirmatively determines that such person has no relationship with the Company that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. Specifically, the following persons may not be considered independent: (i) a Director or nominee for Director who is, or at any time during the past three years was, employed by the Company or by any subsidiary of the Company; (ii) a Director or nominee for Director who accepts, or has a family member who accepts, any payments from the Company or any subsidiary of the Company in excess of $120,000 during any period of twelve consecutive months within any of the past three fiscal years preceding the determination of independence other than (1) compensation for Board or Board Committee service, (2) compensation paid to a family member who is a non-executive employee of the Company or a subsidiary of the Company or (3) benefits under a tax-qualified retirement plan, or non-discretionary compensation; (iii) a Director or nominee for Director who has a family member who is, or at any time during the past three years was, employed by the Company or any subsidiary of the Company as an executive officer; (iv) a Director or nominee for Director who is, or has a family member who is, a partner in, or a controlling stockholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceeded 5% of the recipient’s consolidated gross revenues for that year or $200,000, whichever is more, other than (1) payments arising solely from investments in the Company’s securities or (2) payments under non-discretionary charitable contribution matching programs; (v) a Director or nominee for Director who is, or has a family member who is, employed as an executive officer of another entity at any time during the past three years where any of the executive officers of the Company serves on the compensation committee of such other entity; and (vi) a Director or nominee for Director who is, or has a family member who is, a current partner of the Company’s independent registered public accounting firm or was a partner or employee of the Company’s independent registered public accounting firm, who worked on the Company’s audit at any time during the past three years.

The Board of Directors, in applying the above-referenced standards, has affirmatively determined that each of the following individuals is an “independent” Director of the Company: Charles A. Bryan, William W. Fox, Jr., William A. Robbie, Steven W. Schuster, Robert S. Smith, Jan R. Van Gorder and

Austin P. Young, III. As part of the Board’s process in making such determination, each such Director provided confirmation that (a) all of the above-cited objective criteria for independence are satisfied and (b) each such Director has no other relationship with the Company that would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director.

In July 2006, the Board of Directors approved a policy providing that independent Directors shall not accept directly or indirectly any consulting, legal, advisory, or other compensatory fee from the Company or any of its subsidiaries, other than fees paid to any such Director in his or her capacity as a member of the Board and its Committees.

In October 2008, the Board of Directors approved a policy providing that any Director who changes his or her principal employment submit a letter of resignation to the Board, which shall determine in its discretion whether or not to accept such resignation.

Stock Ownership Guidelines for Directors. In February 2009, the Board of Directors approved director stock ownership guidelines requiring each of the Company’s independent Directors to own, within five years from the later of April 1, 2009 or the date on which such Director joins the Board and at all times thereafter, common stock of the Company having a minimum market value equal to three times the base annual cash retainer paid to the Directors.

Stock Ownership Guidelines for Chief Executive Officer and Other Named Executive Officers. In February 2011, the Board of Directors approved stock ownership guidelines for the Company’s Chief Executive Officer and other Named Executive Officers requiring each such officer to own, within five years from the later of March 1, 2011 or the date such officer becomes a Named Executive Officer and at all times thereafter, common stock of the Company having a minimum market value equal to (1) with respect to the Chief Executive Officer, five times his or her annual base salary, and (2) with respect to each of the other Named Executive Officers, two times his or her annual base salary.

Independent Directors

The Company’s Board of Directors has determined that seven of its eight members, constituting more than a majority, meet NASDAQ’s standards for independence. See “Director Independence” above. The Company’s independent Directors will meet in executive session at least twice during 2011.

Audit Committee

The Company’s Board of Directors has determined that all members of the Audit Committee meet the standards of independence required of Audit Committee members by applicable NASDAQ and United States Securities and Exchange Commission (the “SEC” or the “Commission”) rules and regulations. See “Director Independence” above.

The Board of Directors has determined that: (i) none of the members of the Audit Committee has participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years; (ii) all of the members of the Audit Committee are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement; and (iii) Austin P. Young, III, who previously served as an audit partner in the Houston and New York offices of KPMG Peat Marwick until 1986, is an Audit Committee financial expert. In making this last determination, the Board of Directors made a qualitative assessment of Mr. Young’s level of knowledge and experience based on a number of factors, including his formal education, past employment experience in accounting and professional certification in accounting.

The Audit Committee operates under a formal written charter adopted by the Board of Directors that governs its duties and conduct. The charter is reviewed annually. Copies of the charter can be obtained free of charge on the Company’s web site, www.twrgrp.com, or by contacting the Company’s Secretary at the address appearing on the first page of this proxy statement.

The Company’s independent registered public accounting firm reports directly to the Audit Committee. The Audit Committee meets with management and the Company’s independent registered public accounting firm before the filing of officers’ certifications with the SEC to receive information concerning, among other things, any significant deficiencies in the design or operation of internal control over financial reporting. The Audit Committee has also established procedures to enable confidential and anonymous reporting to the Audit Committee of concerns regarding accounting or auditing matters. The Company conducts an appropriate review of all related party transactions for potential conflict of interest situations on an ongoing basis, and all such transactions must be approved by the Audit Committee.

Compensation Committee

All members of the Compensation Committee have been determined to meet NASDAQ’s standards for independence. See “Director Independence” above. Further, each member is a “non-employee Director,” as defined under Rule 16b-3(b)(3) of the Securities Exchange Act of 1934, as amended, and an “outside Director” as defined in Treasury Regulations Section 1.162-27, promulgated under the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee operates under a formal written charter adopted by the Board of Directors that governs its duties and conduct. The charter is reviewed annually. Copies of the charter can be obtained free of charge on the Company’s web site, www.twrgrp.com, or by contacting the Company’s Secretary at the address appearing on the first page of this proxy statement.

Corporate Governance and Nominating Committee

All members of the Corporate Governance and Nominating Committee have been determined to meet NASDAQ’s standards for independence. See “Director Independence” above. The Corporate Governance and Nominating Committee operates under a formal written charter that governs its duties and conduct. The charter is reviewed annually. Copies of the charter can be obtained free of charge on the Company’s web site, www.twrgrp.com, or by contacting the Company’s Secretary at the address appearing on the first page of this proxy statement.

As part of its duties, the Corporate Governance and Nominating Committee develops and recommends to the Board of Directors corporate governance principles. The Corporate Governance and Nominating Committee also identifies and recommends individuals for Board of Directors membership. To be considered for membership on the Board of Directors, a candidate should meet the following criteria, at a minimum: a solid education, extensive business, professional or academic experience, and the requisite reputation, character, skills and judgment, which, in the Corporate Governance and Nominating Committee’s view, have prepared him or her for dealing with the multifaceted financial, business and other issues that confront a Board of Directors of a corporation with the size, complexity, reputation and success of the Company.

The Corporate Governance and Nominating Committee does not have a formal diversity policy with respect to the identification and recommendation of individuals for Board of Directors membership. However, in carrying out this responsibility, the Corporate Governance and Nominating Committee values differences in professional experience, educational background, viewpoint and other individual qualities and attributes that facilitate and enhance the oversight by the Board of Directors of the business and affairs of the Company.

In connection with each of the Company’s annual meetings of stockholders, the Corporate Governance and Nominating Committee will consider candidates for Director recommended by any stockholder who (a) has been a continuous record owner of at least 2% of the Company’s common stock for at least one year prior to submission and (b) provides a written statement that the holder intends to continue ownership of the shares through the stockholders meeting. Such recommendations must be made by written notice addressed to the Secretary of the Company no more than 120 days and no less than 90 days prior to the anniversary of the date of the previous year’s annual meeting of stockholders. Consequently, any such recommendation for consideration by the Corporate Governance and Nominating Committee with respect to the Company’s 2012 annual meeting of stockholders must be made no earlier than January 6, 2012 and no later than February 5, 2012.

Pursuant to the above procedures, once the Corporate Governance and Nominating Committee has identified prospective nominees, background information will be solicited on the candidates, following which they will be investigated, interviewed and evaluated by the Corporate Governance and Nominating Committee, which will then report to the Board of Directors. No distinctions will be made as between internally-recommended candidates and those recommended by stockholders.

All the Director nominees named in this proxy statement met the Board of Directors’ criteria for membership and were recommended by the Corporate Governance and Nominating Committee for election by stockholders at this Annual Meeting.

All nominees for election at this Annual Meeting are current members of the Board standing for re-election.

Investment Committee

All members of the Investment Committee have been determined to meet NASDAQ’s standards for independence. See “Director Independence” above. The Investment Committee monitors the performance of the Company’s investment portfolio and evaluates the Company’s individual investment portfolio managers on a regular basis. The Investment Committee operates under a formal written charter adopted by the Board of Directors that governs its duties and conduct. The charter is reviewed annually. Copies of the charter can be obtained free of charge on the Company’s web site, www.twrgrp.com, or by contacting the Company’s Secretary at the address appearing on the first page of this proxy statement.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that includes provisions ranging from restrictions on gifts to conflicts of interest, portions of which Code are intended to meet the definition of a “code of ethics” under applicable SEC rules. The Code of Business Conduct and Ethics is applicable to all Directors, officers and employees, including the principal executive officer, principal financial officer and persons performing similar functions. Copies of the Code of Business Conduct and Ethics can be obtained free of charge from the Company’s web site, www.twrgrp.com, or by contacting the Company’s Secretary at the address appearing on the first page of this proxy statement.

Communications with the Board of Directors

A stockholder who wishes to communicate with the Board of Directors, or specific individual Directors, may do so by directing a written request addressed to such Directors to the attention of the Company’s Secretary at the address appearing on the first page of this proxy statement, or by e-mail at boardofdirectors@twrgrp.com. All communications directed to members of the Board of Directors will be forwarded to the intended Director(s).

Additional Information Regarding the Board

Board Leadership Structure. The Board of Directors has not separated the positions of Chairman of the Board and Chief Executive Officer of the Company. Both positions are held by Mr. Lee. The Board does not have a lead director. The Board believes that this structure has historically served the Company well and continues to do so, by facilitating communication between the Board and senior management of the Company as well as Board oversight of the Company’s business and affairs.

Board Role in Risk Oversight. The Board of Directors plays a significant role in providing oversight of the Company’s management of risk. Senior management has responsibility for the management of risk and reports to the Board regularly with respect to its ongoing enterprise risk management efforts. Because responsibility for the oversight of elements of the Company’s enterprise risk management extends to various committees of the Board, the Board has determined that it, rather than any one of its committees, should retain the primary oversight role for risk management. In exercising its oversight of risk management, the Board has delegated to the Audit Committee primary responsibility for the oversight of risk related to the Company’s financial statements and processes, and has determined that the Company’s internal audit function should report directly to the Audit Committee and on a dotted line basis to the Company’s Senior Vice President, General Counsel and Secretary. The Board has delegated to the Compensation Committee primary responsibility for the oversight of risk related to the Company’s compensation policies and practices. The Board has delegated to the Corporate Governance and Nominating Committee primary responsibility for the oversight of risk related to the Company’s corporate governance practices. The Board has delegated to the Investment Committee primary responsibility for the oversight of risk related to the Company’s investments. Each committee reports regularly to the Board with respect to such committee’s particular risk oversight responsibilities.

Meetings. During 2010, the Board of Directors met 13 times. The Board’s standing independent committees consist of the Audit, Compensation, Corporate Governance and Nominating, and Investment Committees. In 2010, each Director attended at least 75% of the total number of meetings of the Board of Directors and any committees on which such Director served. All Directors were present at the annual meeting of stockholders.

Board Committees. The Audit Committee met eight times in 2010. During 2010, the Audit Committee consisted of Messrs. Young (Chair), Bryan, Fox and Robbie. Among other duties, the Audit Committee selects the Company’s independent registered public accounting firm; reviews and recommends action by the Board of Directors regarding the Company’s quarterly and annual reports filed with the SEC; discusses the Company’s audited financial statements with management and the Company’s independent registered public accounting firm; and reviews the scope and results of the independent audit and any internal audit.

The Compensation Committee met eight times in 2010. During 2010, the Compensation Committee consisted of Messrs. Bryan (Chair), Schuster, Smith and Van Gorder. Among other duties, the Compensation Committee evaluates the performance of the Company’s principal officers, reviews and approves the compensation of principal officers, and administers the Company’s various compensation plans.

The Corporate Governance and Nominating Committee met seven times in 2010. During 2010, the Corporate Governance and Nominating Committee consisted of Messrs. Schuster (Chair), Bryan, Fox and Van Gorder. Among other duties, the Corporate Governance and Nominating Committee is responsible for recommending to the Board of Directors candidates for nomination to the Board as well as corporate governance principles applicable to the Company.

The Investment Committee met seven times in 2010. During 2010, the Investment Committee consisted of Messrs. Smith (Chair), Robbie, Schuster and Young. Among other duties, the Investment Committee monitors the performance of the Company’s investment portfolio and evaluates the Company’s investment portfolio managers.

While the Company has not adopted a formal policy with regard to attendance by members of the Board of Directors at annual stockholder meetings, it encourages all Directors to attend the Annual Meeting.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is or has ever been an officer or employee of the Company or of any of its subsidiaries or affiliates. None of the Company’s executive officers served as a director or member of the compensation committee (or other board committee performing similar functions) of any entity of which a member of the Company’s Compensation Committee was an executive officer, nor did any of the Company’s executive officers serve as a member of the compensation committee (or other board committee performing similar functions or, in the absence of such a committee, the entire board of directors) of any entity for which any of the Company’s Directors served as an executive officer.

The Board and Board Committees

The following table shows each of the four current standing committees established by the Board and the members and chairman of each committee:

Corporate
Governance and
		Compensation	Nominating	Investment
Name	Audit Committee	Committee	Committee	Committee
Charles A. Bryan*	X	CHAIR	X
William W. Fox, Jr.*	X		X
Michael H. Lee
William A. Robbie*	X			X
Steven W. Schuster*		X	CHAIR	X
Robert S. Smith*		X		CHAIR
Jan R. Van Gorder*		X	X
Austin P. Young, III*	CHAIR			X
Number of meetings in 2010	8	8	7	7

*	Independent Director

Transactions with Related Persons

Board of Directors Related Party Policies

In July 2006, the Board of Directors approved a policy providing that independent Directors shall not accept directly or indirectly any consulting, legal, advisory, or other compensatory fee from the Company or any of its subsidiaries, other than fees paid to any such Director in his or her capacity as a member of the Board and its Committees.

In February 2007, the Board of Directors adopted a written policy that calls for the prior review and approval by the Audit Committee of any proposed transaction (or series of transactions) between the Company and any related party, other than transactions involving a total amount less than $50,000. Under the policy, full disclosure of all facts and circumstances relating to the proposed transaction must be made to the Audit Committee, which may only approve transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders. Related parties are defined as executive officers, 5% stockholders, Directors, director nominees and any of their immediate family members (as those terms are defined under Item 404 of Regulation S-K).

MANAGEMENT — DIRECTORS AND EXECUTIVE OFFICERS

The table below sets forth the names, ages and positions of the Company’s Directors and executive officers.

Name	Age	Position

Michael H. Lee(3)	53	Chairman of the Board, President and Chief Executive Officer
Charles A. Bryan(1)	64	Director
William W. Fox, Jr.(3)	69	Director
William A. Robbie(3)	59	Director
Steven W. Schuster(3)	56	Director
Robert S. Smith(1)	52	Director
Jan R. Van Gorder(2)	63	Director
Austin P. Young, III(2)	70	Director
Salvatore V. Abano	47	Senior Vice President and Chief Information Officer
William E. Hitselberger	53	Senior Vice President and Chief Financial Officer
Gary S. Maier	46	Senior Vice President and Chief Underwriting Officer
Elliot S. Orol	55	Senior Vice President, General Counsel and Secretary
Christian K. Pechmann	61	Senior Vice President, Marketing & Distribution
Laurie A. Ranegar	49	Senior Vice President, Operations
Joel S. Weiner	61	Senior Vice President, Chief Actuary

(1)	Denotes Class I Director with term to expire in 2013.

(2)	Denotes Class II Director with term to expire in 2012.

(3)	Denotes Class III Director with term to expire in 2011.

Set forth below is certain biographical information for each of the Company’s Directors and executive officers (other than Messrs. Lee, Fox, Robbie and Schuster, for whom such information is provided above under “Election of Directors — Nominees for Director”):

Charles A. Bryan, C.P.A., F.C.A.S., C.P.C.U.
Director
Mr. Bryan, a Director since 2004, has been the President of CAB Consulting, LLC, an insurance consulting firm that provides general management, merger and acquisition, actuarial and accounting services, since 2001. From 1998 to 2000, Mr. Bryan served as Senior Vice President and Chief Actuary for Nationwide Insurance Group. He has been a partner at Ernst & Young LLP, Chief Executive Officer of Direct Response Corporation and a Senior Vice President of USAA. Mr. Bryan is a Fellow of the Casualty Actuarial Society, a Certified Public Accountant, and a Chartered Property and Casualty Underwriter. Mr. Bryan also serves on the Board of Directors of Safe Auto, Medical Mutual of Ohio and Munich Re America (statutory company only) and its U.S. affiliates (statutory companies only). Mr. Bryan received an M.B.A. in General Management from Golden Gate University in 1976, an M.S. in Mathematics from Purdue University in 1969 and a B.S. in Mathematics from John Carroll University in 1968.

The Board of Directors believes that Mr. Bryan possesses the experience, qualifications, attributes, and skills necessary to serve on the Board because of his more than 35 years of relevant actuarial, accounting, and insurance industry-related experience, his years of service on various insurance-related boards of directors, and his extensive knowledge of the Company and its business. In addition, he has a number of relevant professional designations, such as C.P.A., F.C.A.S., and C.P.C.U., which indicate his knowledge of insurance, actuarial, and accounting issues.

Robert S. Smith
Director
Mr. Smith became a Director in February 2009 upon the completion of the merger of CastlePoint Holdings, Ltd. into the Company. Prior to joining Tower’s Board of Directors, Mr. Smith served as a member of CastlePoint’s Board of Directors from January 2006 until February 2009. Mr. Smith is currently a principal of Sherier Capital LLC, a business advisory firm that he founded in 2005, and a Managing Director of National Capital Merchant Banking, LLC, an investment firm that he joined in April 2008. He was previously Chief Operating Officer (from December 1999 to April 2004) and Executive Vice-President (from April 2004 to August 2004) of Friedman, Billings, Ramsey Group, Inc., where he was instrumental, among other things, in growing Friedman, Billings, Ramsey Group, Inc. from a privately-held securities boutique to a nationally recognized investment bank, helping accomplish its 1997 initial public offering, the creation of an affiliated public company, FBR Asset Investment Corporation, and the merger of the two companies in 2003. Before joining Friedman, Billings, Ramsey Group, Inc. as its General Counsel in 1997, Mr. Smith was an attorney with the law firm of McGuireWoods LLP from 1986 to 1996. Mr. Smith currently serves on the Steering Committee of the Washington Performing Arts Society Legacy Society (“WPAS”) and as a member of the WPAS Pension Committee. Mr. Smith received his LL.B. and Dip L.P. (graduate Diploma in Legal Practice) from Edinburgh University, and his LL.M. from the University of Virginia.

The Board of Directors believes that Mr. Smith possesses the experience, qualifications, attributes, and skills necessary to serve on the Board because of his more than 20 years of relevant experience including investment experience, service as a senior executive of a public company, experience in the public securities markets, and his corporate legal background.

Jan R. Van Gorder
Director
Mr. Van Gorder became a Director in February 2009, upon the completion of the merger of CastlePoint Holdings, Ltd. into the Company. Prior to joining the Company’s Board of Directors, he served as a member of CastlePoint’s Board of Directors from March 2007 until February 2009. Mr. Van Gorder was employed by Erie Insurance Group from November 1981 through December 2006. He held a variety of positions at that company, including Acting Chief Executive Officer from January 2002 to May 2002 and his most recent position as Senior Executive Vice-President, Secretary and General Counsel from December 1990 through December 2006. He served as a consultant and acting Secretary and General Counsel at Erie Insurance Group during the period January 1, 2007 through May 12, 2007. Mr. Van Gorder served as a member of the board of directors of Erie Indemnity Company, Erie, Pennsylvania, from 1990 to 2004. Mr. Van Gorder has also served as a Director and Chairman of the Insurance Federation of Pennsylvania. Mr. Van Gorder received a B.A. in International Relations from the University of Pennsylvania in 1970 and a J.D. from Temple University School of Law in 1975.

The Board of Directors believes that Mr. Van Gorder possesses the experience, qualifications, attributes, and skills necessary to serve on the Board because of his more than 30 years of relevant insurance industry-related legal and business experience, including serving as General Counsel of a public insurance company, and his years of service on various insurance-related boards of directors.

Austin P. Young, III, C.P.A.
Director
Mr. Young, a Director since 2004, currently serves as a Director and the Chairman of the Audit Committee of Administaff, Inc. and Amerisafe, Inc. Previously, he served as Senior Vice President, Chief Financial Officer and Treasurer of CellStar Corporation from 1999 to December 2001, when he retired. Before joining CellStar Corporation, he served as Executive Vice President — Finance and Administration of Metamor Worldwide, Inc. from 1996 to 1999. Mr. Young also held the position of Senior Vice President and Chief Financial Officer of American General Corporation for over eight years. He was a partner in the Houston and New York offices of KPMG LLP where his career spanned 22 years before joining American General Corporation. He holds an accounting degree from the University of Texas and is a Texas and New York State licensed Certified Public Accountant. He is also a member of the Houston and State Chapters of the Texas Society of Certified Public Accountants, the American Institute of Certified Public Accountants and Financial Executives International.

The Board of Directors believes that Mr. Young possesses the experience, qualifications, attributes, and skills necessary to serve on the Board because of his more than 45 years of relevant experience in the financial and accounting fields, his years of service on various boards of directors and audit committees, and his extensive knowledge of the Company and its business.

Salvatore V. Abano
Senior Vice President and Chief Information Officer
Mr. Abano joined the Company in June 2008 as Senior Vice President and Chief Information Officer. From 2006 to 2008, he served as Vice President of Technology, Systems Development and Infrastructure for QBE the Americas. From 2004 to 2006, Mr. Abano was the Chief Technology Officer in the United States Army, under Operation Iraqi Freedom III, for the central region of Iraq. He was awarded the Bronze Star, Combat Action Badge, and other prestigious awards during his military reserves deployment. Mr. Abano is now a retired Lieutenant Colonel from the military reserves with 26 years of service. Prior to his overseas deployment, Mr. Abano held the position of Vice President and CIO for Kemper Insurance Companies Northeast Region from 1999-2004, and was Assistant Vice President of Technology and Strategic Software Development for Munich Re America (formerly American

Reinsurance Corporation) from 1993-1999. Mr. Abano has held various positions within the insurance and financial services industry, including with American International Group. He currently serves as Secretary for the New Jersey Chapter of the Society for Senior Information Managers, and was elected in 2006 to the Board of Education within his local community. Mr. Abano received an M.B.A. in Business Management and Technology from Regis University in 2003, and is a graduate of Brooklyn College, The City University of New York, where he received a B.S. in Computer and Information Science in 1986.

William E. Hitselberger
Senior Vice President and Chief Financial Officer
Mr. Hitselberger joined the Company in December 2009 as Senior Vice President and became Chief Financial Officer in March 2010. Before joining the Company, Mr. Hitselberger served as Executive Vice President and Chief Financial Officer of PMA Capital Corporation from April 2004 to November 2009 and as Senior Vice President, Chief Financial Officer and Treasurer from June 2002 to March 2004. Prior to this, he served as Vice President of The PMA Insurance Group from 1996 to 2002. Mr. Hitselberger is a Certified Public Accountant and a Chartered Financial Analyst. Mr. Hitselberger graduated from the University of Pennsylvania, where he received a B.S. in Economics in 1980.

Gary S. Maier
Senior Vice President and Chief Underwriting Officer
Mr. Maier joined the Company in June 2005. Before joining the Company, Mr. Maier served from April 2002 to September 2004 as Senior Vice President and Chief Underwriting Officer of OneBeacon Insurance Group in New York. In his role at OneBeacon Insurance Group, Mr. Maier managed the New York and New Jersey territories. From February 1987 to March 2002, Mr. Maier served in a variety of positions at Chubb Insurance Group, including most recently as Senior Vice President and Chief Underwriting Officer of Commercial Lines for Chubb Insurance Group’s Mid-Atlantic Region, where he managed a $400 million middle-market commercial portfolio in seven states with six field offices and a regional small commercial underwriting center. Mr. Maier graduated from the University of Mount Union with a B.S. in Mathematics and Computing.

Elliot S. Orol
Senior Vice President, General Counsel and Secretary
Mr. Orol joined the Company in December 2008 as Senior Vice President, General Counsel and Secretary. Before joining the Company, Mr. Orol served until November 2008 at The Navigators Group, Inc. as Chief Compliance Officer from November 2004, Senior Vice President and General Counsel from May 2005, and Secretary from May 2006. Prior to joining Navigators, Mr. Orol was in private legal practice and, from 2002 to 2003, served as Managing Director and General Counsel of Gerling Global Financial Products, Inc. From 1999 through 2001, he was a partner with the law firm of Cozen O’Connor. He served from 1996-1999 as Vice President, General Counsel and Secretary of the GRE Insurance Group, and from 1987-1996 as Vice President of The Continental Insurance Company. He currently serves on the Board of Trustees of The Dalton School. Mr. Orol received a B.S. in Mathematics from the State University of New York at Binghamton, a J.D. from the University of Chicago Law School and an M.B.A. from the University of Chicago Graduate School of Business.

Christian K. Pechmann
Senior Vice President, Marketing & Distribution
Mr. Pechmann joined the Company in September 2003. Before that, Mr. Pechmann was employed in various roles at Kemper Insurance Companies for 32 years. His most recent position with that company was as Northeast Region President, responsible for management and profitability of seven operating branch offices. A 1971 graduate of Hartwick College, Mr. Pechmann received a B.A. in English.

Laurie A. Ranegar
Senior Vice President, Operations
Ms. Ranegar joined the Company in October 2003 as Vice President of Operations. She was promoted to Senior Vice President in January 2006. She currently manages underwriting operations, with responsibility for policy issuance service, billing and collections, premium audit and statistical reporting. She has over 25 years of insurance industry experience. Her most recent prior experience was with Kemper Insurance where she was Regional Operations Director, responsible for underwriting operations in seven branch offices located throughout the northeast from 2002 until 2003. Before Kemper, Ms. Ranegar held management positions at Highlands Insurance Group, Inc. from 1996 until 2002, where she was Vice President, Claim Field Operations, responsible for technical claim handling and operations in the field claim offices, and Vice President, Underwriting and Operations, responsible for a small business service center. She began her insurance career with Aetna Life and Casualty as a Liability Claim Representative in New York City. At Aetna, and subsequently Travelers, she held positions of increasing responsibility including Assistant Director responsible for the consolidation of Aetna and Travelers claim field offices. Ms. Ranegar graduated from the University of Pittsburgh with a B.A. in Economics.

Joel S. Weiner
Senior Vice President, Chief Actuary
Mr. Weiner joined the Company in February 2009, following the merger of CastlePoint Holdings, Ltd. into the Company. He joined CastlePoint as Vice President in January 2006, was a director from January 2007 through March 2007, and became Chief Financial Officer and Senior Vice President in February 2006. Until the merger, Mr. Weiner was also Chief Financial Officer, Senior Vice President and director of CastlePoint Re since March 2006, and held the same positions at CastlePoint Management Corp. since May 2006. Prior to joining CastlePoint, Mr. Weiner served as Senior Vice President of the Company from January 2004 to April 2006. From January 2002 until December 2003, he was employed as Managing Director at GAB Robins Capital Partners, which provides outsourcing for claim operations. From October 1991 to December 2001, he was employed by the accounting firm PricewaterhouseCoopers LLP, where he led that company’s U.S. middle market insurance consulting practice and advised many property and casualty insurers on strategic issues. He is an Associate member of the Casualty Actuarial Society and a member of the American Academy of Actuaries. Mr. Weiner received his B.S. from Drexel University and his M.B.A. from the Wharton School of the University of Pennsylvania.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 8, 2011 by: (i) each person known to the Company to own beneficially more than 5% of the outstanding common stock; (ii) each of the Company’s Directors and persons referred to in the Summary Compensation Table; and (iii) all of the Directors and executive officers as a group. As used in this table, “beneficially owned” means the sole or shared power to vote or dispose of, or to direct the voting or disposition of, the shares, or the right to acquire such power within 60 days after March 8, 2011 with respect to any shares.

	Shares	Percent
	Beneficially	Beneficially
Name(1)	Owned(2)	Owned

Michael H. Lee(3)	3,979,770	9.4%
BlackRock Inc.(4)	3,158,992	7.5%
TCW Group, Inc.(5)	2,873,546	6.9%
Franklin Resources, Inc.(6)	2,274,516	5.4%
Charles A. Bryan	18,822	*
William W. Fox, Jr.	10,440	*
William E. Hitselberger	53,406	*
Gary S. Maier	81,705	*
Elliot S. Orol	43,856	*
William A. Robbie	28,965	*
Steven W. Schuster	9,321	*
Robert S. Smith	25,705	*
Jan R. Van Gorder	14,369	*
Joel S. Weiner	150,376	*
Austin P. Young, III	15,822	*
Total Directors and Executive Officers	4,524,180	10.7%

*	Less than 1%

(1)	Each named stockholder’s business address is 120 Broadway, New York, New York 10271, with the exceptions of BlackRock Inc., the business address of which is 40 East 52nd Street, New York, NY 10022, TCW Group, Inc., the business address of which is 865 South Figueroa Street, Los Angeles, CA 90017, and Franklin Resources, Inc., the business address of which is One Franklin Parkway, San Mateo, CA 94403.

(2)	To the Company’s knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, unless otherwise noted in the footnotes to this table.

(3)	Includes 575,763 shares issuable upon the exercise of stock options held by Mr. Lee. Mr. Lee has pledged 2,649,609 shares in connection with a loan agreement.

(4)	Based solely on the Schedule 13G filing made by BlackRock Inc. on February 9, 2011.

(5)	Based solely on the Schedule 13G filing made by TCW Group, Inc. on February 10, 2011.

(6)	Based solely on the Schedule 13G filing made by Franklin Resources, Inc. on February 10, 2011.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and Directors and persons who own more than 10% of a registered class of the Company’s equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company’s review of the copies of such forms received by the Company with respect to fiscal year 2010 or written representations from certain reporting persons during the year ended December 31, 2010, all Section 16(a) filing requirements applicable to the Directors, officers and greater than 10% stockholders were complied with by such persons, except that one report covering two transactions was filed late by Mr. Lee.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

The Company’s approach to employee compensation is based upon its pay-for-performance philosophy, which applies both to its Named Executive Officers included in the Summary Compensation Table below and to its employees generally. The Company’s executive compensation program is designed to attract and retain the services of highly qualified executives and to reward and provide incentives for individual performance as well as for overall Company performance. The Company seeks to establish and maintain a performance-driven, entrepreneurial culture that delivers exceptional value to its stockholders, and to attract and reward individuals who fit that culture and reflect the Company’s core values. To attract and retain highly skilled individuals, the Company’s compensation program is intended to be competitive with that offered by other employers within the industry that compete with the Company for talent. The Company uses all of the elements of its compensation program together to achieve these various objectives.

The compensation for each Named Executive Officer reflects his level of responsibility, the Company’s performance, achievement of individually established goals, personal contribution to the Company’s success, experience, expertise, knowledge of the Company’s operations and the insurance industry, and marketplace considerations. Other than the Chief Executive Officer, no Named Executive Officer or other officer plays a role in determining compensation for the Named Executive Officers.

Elements of Compensation

The Company’s management compensation program for its Named Executive Officers consists of the following four key elements: (i) base salary; (ii) an annual bonus, payable under the Tower Group, Inc. Short Term Performance Incentive Plan (the “Short Term Incentive Plan” or “STIP”) to designated individuals that is intended to qualify for tax deductibility under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”); (iii) an annual stock award, granted under the Tower Group, Inc. 2004 Long Term Equity Compensation Plan (as amended and restated, effective May 15, 2008, the “Long Term Equity Plan” or “LTEP”) to designated individuals that is intended to qualify for tax deductibility under Section 162(m) of the Code; and (iv) retirement income plans, including the Tower Group, Inc. Deferred Compensation Plan, the Company’s 401(k) Plan with matching Company contribution, and the Tower Group, Inc. Supplemental Executive Retirement Plan, which are described under “Elements of Compensation — Retirement Income Plans” below. The Company does not generally target any specific allocation among these various elements of compensation for Named Executive Officers or other employees.

Base Salaries. The annual base salary is the fixed element of compensation and is intended to attract and retain high performing executives. The level of base salary for each of the Company’s Named Executive Officers reflects his position and tenure with the Company, the Company’s needs, the Named Executive Officer’s individual performance, achievements and contributions to the Company, amounts paid to executives with comparable experience at peer insurance companies, and the overall financial results of the Company. In 2010, Mr. Lee’s base salary of $900,000 was not increased. Mr. Hitselberger joined the Company on December 8, 2009, and his base salary of $450,000 was not increased in 2010. In 2010, Mr. Maier’s base salary was increased from $337,999 to $385,000, Mr. Orol’s base salary was increased from $325,000 to $340,000, and Mr. Weiner’s base salary was increased from $340,000 to $350,000.

Annual Bonuses. The Named Executive Officers are eligible for annual bonuses under the Short Term Incentive Plan. At the beginning of each year, the Compensation Committee reviews the various bonus award criteria included in the Short Term Incentive Plan to determine which criteria to use in setting the annual bonus awards under the STIP for that year. The STIP bonus awards are intended to reflect the degree to which the Company meets its annual budget plan. For 2010, the STIP awards were determined with particular emphasis on the degree to which the Company achieved selected corporate performance targets (the “Basic Bonus Targets”) with respect to four equally weighted components: (1) operating return on equity (excluding gains and losses realized on investments and non-recurring transaction costs) (the “Adjusted Operating Return on Equity”), (2) gross premiums written and produced, (3) combined ratio, and (4) growth in diluted book value per share. With respect to gross premiums written and produced, the Compensation Committee set alternative targets depending upon whether or not the Company was able to successfully complete the acquisition of the OneBeacon Insurance Group, Ltd. Personal Lines Division (the “OBPLD Acquisition”). The Company completed the OBPLD Acquisition on July 1, 2010. The Compensation Committee believes that the Basic Bonus Targets for annual bonus awards under the Short Term Incentive Plan have been set at levels that can be achieved only with significant effort on the part of the Chief Executive Officer and the other Named Executive Officers, and that payment of the maximum bonus award amounts under the STIP would reflect results substantially exceeding expectations.

For 2010, the Basic Bonus Target levels were set as follows:

(1) Mid-point: The ‘mid-point’ level of the Basic Bonus Targets consisted of Adjusted Operating Return on Equity of 10.0%; gross premiums written and produced of $1.4 billion, including the OBPLD Acquisition (or $1.2 billion had the Company not completed the OBPLD Acquisition); combined ratio of 97.5%; and growth in diluted book value per share of 7.5%. The Company’s achievement of the mid-point level of all Basic Bonus Targets would entitle the Chief Executive Officer to receive a bonus award under the STIP equal to 100% of his base salary. For achievement of less than 100% of the mid-points of the Basic Bonus Targets but more than the low level of the Basic Bonus Targets, the Chief Executive Officer would receive a bonus award under the STIP of correspondingly less than 100% of his base salary. For achievement of more than 100% of the mid-points of the Basic Bonus Targets but less than the high level of the Basic Bonus Targets, the Chief Executive Officer would receive a bonus award of correspondingly more than 100% of his base salary.

(2) Low: The ‘low’ level of the Basic Bonus Targets consisted of Adjusted Operating Return on Equity of 7.5%; gross premiums written and produced of $1.35 billion, including the OBPLD Acquisition (or $1.15 billion had the Company not completed the OBPLD Acquisition); combined ratio of 100.0%; and growth in diluted book value per share of 5.0%. The Company’s achievement of the low level of all Basic Bonus Targets would entitle the Chief Executive Officer to receive a bonus award under the STIP equal to 50% of his base salary.

(3) High: The ‘high’ level of the Basic Bonus Targets consisted of Adjusted Operating Return on Equity of 12.5%; gross premiums written and produced of $1.45 billion, including the OBPLD Acquisition (or $1.25 billion had the Company not completed the OBPLD Acquisition); combined ratio of 95.0%; and growth in diluted book value per share of 10.0%. The Company’s achievement of the high level of all Basic Bonus Targets would entitle the Chief Executive Officer to receive a bonus award under the STIP equal to 200% of his base salary, which is the maximum bonus award for 2010 permitted by the Compensation Committee under the Short Term Incentive Plan.

(4) Maximum: The ‘maximum’ level of the Basic Bonus Targets consisted of Adjusted Operating Return on Equity of 15.0%; gross premiums written and produced of $1.5 billion, including the OBPLD Acquisition (or $1.3 billion had the Company not completed the OBPLD Acquisition), assuming a combined ratio of 92.0% or better; combined ratio of 90.0%; and growth in diluted book value per share of 12.5%. The Company’s achievement of the maximum level of any Basic Bonus Target would result in a calculation for that Basic Bonus Target component of the STIP equal to 250% of the mid-point calculation for such Basic Bonus Target component, subject to the overall maximum bonus award payable to the Chief Executive Officer of 200% of his base salary, as currently permitted by the Compensation Committee under the STIP.

The Compensation Committee has discretion to adjust downward, but not upward, the annual bonus award payable to the Chief Executive Officer under the Short Term Incentive Plan. At the beginning of 2010, the Committee determined that it would apply a qualitative modification factor (the “Modification Factor”), ranging from .80 to 1.00 in the discretion of the Committee, to the bonus award that the Chief Executive Officer would otherwise have received as a result of the Basic Bonus Target levels achieved by the Company for 2010.

For 2010, the Company achieved the following Basic Bonus Target levels: Adjusted Operating Return on Equity of 10.3%; gross premiums written and produced of $1.496 billion; combined ratio of 93.5%; and growth in diluted book value per share of 12.5%. Achievement of these Basic Bonus Target levels would result in an award under the STIP equal to 194.25% of base salary for the Chief Executive Officer, subject to the application by the Compensation Committee of the Modification Factor. The Compensation Committee determined that it would be appropriate to apply a Modification Factor of .95 to this result. Applying this Modification Factor, the Committee determined to award Mr. Lee a bonus award under the STIP for 2010 equal to 184.5375% of his base salary, or $1,660,838.

With respect to the determination of annual bonus awards under the STIP for Named Executive Officers other than the Chief Executive Officer, the Chief Executive Officer provides recommendations to the Compensation Committee in the quarter following completion of the performance year based upon the degree of the Company’s achievement of the Basic Bonus Targets under the STIP and upon his subjective assessment of the performance and contribution of each Named Executive Officer. For each such Named Executive Officer, the target annual bonus award is expressed as a target percentage of his base salary or as a target bonus amount. The Compensation Committee then determines the amount of each Named Executive Officer’s bonus award, taking into consideration the recommendation of the Chief Executive Officer as well as the Committee’s own subjective assessment of the performance and contribution of such Named Executive Officer. For a description of the factors considered by the Compensation Committee in making its assessment, see “The Compensation Committee’s Process — Assessment of Individual Performance” and “The Compensation Committee’s Process — Other Named Executive Officers” below. Because the annual bonus awards payable to Named Executive Officers other than the Chief Executive Officer are based upon the subjective assessments of the Chief Executive Officer and the Compensation Committee as well as upon the degree of the Company’s achievement of the Basic Bonus Targets under the Short Term Incentive Plan, these awards may vary upward or downward from the award amounts calculated under the STIP, subject to the maximum award amounts permitted by the Compensation Committee under the STIP, in the Committee’s discretion.

Reflecting its view that the interests of the Company’s executive officers should be closely aligned with the interests of its stockholders, the Compensation Committee determined that, for 2010, 100% of the bonus awards made to the Chief Executive Officer and the other Named Executive Officers under the Short Term Incentive Plan should be paid in equity rather than cash. Based upon information provided to the Compensation Committee by executive compensation consultant Pearl Meyer & Partners, the Committee further determined to increase by 15.0%, for each Named Executive Officer other than the Chief Executive Officer, the amount of the bonus award that he would otherwise have received under the STIP had the award been made in cash rather than in an equity grant that vests over time. Because the Compensation Committee has discretion to adjust downward, but not upward, the annual award payable to the Chief Executive Officer under the STIP, the Committee did not increase Mr. Lee’s STIP award. Accordingly, the STIP award to each Named Executive Officer was made in the form of an equity grant under the LTEP, vesting in two equal installments on the first and second anniversaries of the grant date, in an amount equal to 115% (or, with respect to the award made to Mr. Lee, 100%) of the cash award that he would have otherwise received under the STIP as a result of the Company’s level of achievement of the 2010 Basic Bonus Targets. For 2010, Mr. Lee received a bonus award under the STIP consisting of $1,660,838 in an equity grant under the LTEP vesting over two years; Mr. Hitselberger received a bonus award under the STIP consisting of $420,469 in an equity grant under the LTEP vesting over two years; Mr. Maier received a bonus award under the STIP consisting of $265,650 in an equity grant under the LTEP vesting over two years; Mr. Orol received a bonus award under the STIP consisting of $195,500 in an equity grant under the LTEP vesting over two years; and Mr. Weiner received a bonus award under the STIP consisting of $140,875 in an equity grant under the LTEP vesting over two years.

The Short Term Incentive Plan supports the Company’s recruitment objectives by enabling the Company to attract qualified new employees. The STIP supports the Company’s retention and incentive objectives by providing Named Executive Officers with competitive compensation and appropriate incentives to enhance the profitability and growth of the Company, and by rewarding them for their service and personal contribution to the Company’s success.

Stock-Based Incentives. The Named Executive Officers are eligible for annual long term equity awards under the Long Term Equity Plan. Under the LTEP, stock options, stock appreciation rights, restricted stock, restricted stock units and performance shares may be granted to key employees of the Company, including the Named Executive Officers. The Compensation Committee administers the Long Term Equity Plan and determines awards under the Plan in its discretion. The maximum annual bonus award permitted by the Compensation Committee for 2010 to the Chief Executive Officer or other Named Executive Officer under the Long Term Equity Plan is 200% of his base salary (excluding awards made in settlement of payments earned under any other Company incentive or bonus plans). To provide consistent incentives to its executives, regardless of short-term variations in the price of the Company’s stock, the Compensation Committee approved, with the exception of a restricted stock unit award made to the Chief Executive Officer on March 14, 2008, only restricted stock awards for performance in 2010, 2009 and 2008 under the LTEP. The restricted stock awards approved for 2010, 2009 and 2008 performance vest in equal annual installments over a four-year period from the date of grant, with the exception of a restricted stock award made in March 2009 to each of Messrs. Lee and Maier in lieu of 70% of the respective cash bonus awards that they would otherwise have received for 2008 under the STIP and the restricted stock awards made in March 2011 to the Named Executive Officers in lieu of 100% of the respective cash bonus awards that they would otherwise have received for 2010 under the STIP as described under “Elements of Compensation — Annual Bonuses” above, which vest in equal annual installments over a two-year period from the date of grant. The restricted stock unit award made to the Chief Executive Officer on March 14, 2008 vests in equal annual installments over a three-year period, with the first one-third of such restricted stock unit award having vested on December 31, 2009, the second one-third of such restricted stock unit award having vested on December 31, 2010, and the remaining installment vesting on December 31, 2011. For each Named Executive Officer, the target annual restricted stock award or restricted stock unit award is expressed as a target percentage of his base salary or as a target bonus amount. The number of shares received by each Named Executive Officer pursuant to his restricted stock award or restricted stock unit award under the LTEP is determined by dividing the stated value of the award by the price of the Company’s stock (equal to 100% of the average of the highest and lowest prices of the stock) on the date of grant. On March 7, 2011, 218,873 shares of restricted stock were granted under the Long Term Equity Plan to the Named Executive Officers based on their 2010 performance, including 112,225 shares of restricted stock that vest in equal annual installments on the first and second anniversaries of the grant date as described under “Elements of Compensation — Annual Bonuses” above and 106,648 shares of restricted stock that vest in equal annual installments on the first, second, third and fourth anniversaries of the grant date. The Company encourages ownership by officers of the Company’s stock through its equity-based awards, and has adopted stock ownership requirements for Named Executive Officers as described under “Corporate Governance — Director Independence” above. On the occurrence of a change of control of the Company, as described under “Summary of Key Agreements — 2004 Long Term Equity Compensation Plan” below, the options and stock appreciation rights issued under the Long Term Equity Plan become immediately exercisable and the restrictions on restricted stock issued under the Long Term Equity Plan lapse. Historically, the Compensation Committee has awarded shares of restricted stock after the performance period. The Committee considers vesting on a change of control to be appropriate since the awards are essentially earned at the time of grant.

The amount of the restricted stock award made to the Chief Executive Officer under the LTEP for 2010 was determined by the degree to which the Company achieved the Basic Bonus Targets, subject to the application by the Compensation Committee, in its discretion, of the Modification Factor. As noted under “Elements of Compensation — Annual Bonuses” above, the Committee believes that such Basic Bonus Targets have been set at levels that can be achieved only with significant effort on the part of the Chief Executive Officer and other Named Executive Officers. For a description of the various considerations relied upon by the Committee in making this determination for the Chief Executive Officer, please see “The Compensation Committee’s Process — Assessment of Individual Performance” and “The Compensation Committee’s Process — Chief Executive Officer” below. For a description of the considerations relied upon by the Compensation Committee in determining the amount of the annual award of restricted stock for the Named Executive Officers other than the Chief Executive Officer under the LTEP for 2010, which are similar to the considerations relied upon by the Committee in determining their annual bonus awards under the Short Term Incentive Plan, please see “The Compensation Committee’s Process — Assessment of Individual Performance” and “The Compensation Committee’s Process — Other Named Executive Officers” below.

The Compensation Committee believes that the Long Term Equity Plan supports the Company’s management compensation program by explicitly aligning the long term interests of the Named Executive Officers and other participating employees with those of the Company’s stockholders, by facilitating the retention of Named Executive Officers and by rewarding the Named Executive Officers for their service and personal contribution to the Company’s success. The Company believes that stock-based incentives emphasize the importance of improving stock price performance and increasing stockholder value over the long term by encouraging executives to own a meaningful amount of the Company’s common stock.

Retirement Income Plans. The Company’s retirement income plans include the Tower Group, Inc. Deferred Compensation Plan (the “Deferred Compensation Plan”), the Tower Group, Inc. Supplemental

Executive Retirement Plan (the “SERP”) in which the Named Executive Officers and certain other officers of the Company are eligible to participate, and the Company’s 401(k) Plan with matching Company contribution, in which all employees are eligible to participate. The Deferred Compensation Plan is a voluntary, non-qualified plan offered to all officers of the Company at the level of Vice President and above and to all of the Company’s Directors. Participants in the Deferred Compensation Plan are able to defer a portion of their current base salary and annual cash bonus, resulting in lower current taxable income and tax-deferred earnings growth on their deferred amounts. Each participant is able to self-direct the investment of his or her account balance from a choice of 18 valuation funds. Currently, 14 of the eligible officers and Directors of the Company are enrolled in the Deferred Compensation Plan. Of the Named Executive Officers, only Mr. Hitselberger participated in the Deferred Compensation Plan in 2010.

The SERP is a non-qualified defined contribution plan effective as of January 1, 2009 that is intended to enhance retirement benefits for the Company’s most senior executives and certain other key employees. Eligibility to participate in the SERP generally requires three years of prior employment with the Company for Senior Vice Presidents and between five and 10 years of prior employment with the Company for other key employees. In 2011, it is expected that all of the Named Executive Officers other than Mr. Hitselberger (who is not yet eligible), as well as certain other key executives selected at the discretion of the Compensation Committee, will be eligible to participate in the SERP. Subject to the approval of the Compensation Committee, the Company may make annual contributions to the SERP on behalf of each participant. For Mr. Lee, the current annual contribution level is intended to provide him with a target annual benefit equal to 60% of his annual cash compensation upon retirement after 30 years of service. The SERP is not a defined benefit plan and such target benefit level cannot be guaranteed. For other participants, the amount of the annual contribution is equal to 5.0% of their annual cash compensation. Company contributions for each participant remain unvested until such participant has completed 10 years of service with the Company, and vest in full upon completion of 10 years of service. The Compensation Committee has discretion to terminate the SERP at any time or to adjust upward or downward the level of the Company’s contribution each year.

In addition to the Deferred Compensation Plan and the SERP, each Named Executive Officer is eligible to participate in the Company’s 401(k) Plan. The 401(k) Plan provides for the Company to match each participating employee’s annual contributions to the Plan in an amount up to 4% of such employee’s base salary and cash bonus at the matching rate of $.50 per $1.00 contributed, subject to certain matching contribution limits under applicable law. The Company’s matching contributions vest ratably over a five-year period.

Supplemental Benefits. Except as noted below, Named Executive Officers participate in the Company’s health and welfare benefits on the same terms and conditions as other employees. Executive compensation also includes a limited number of supplemental benefits and perquisites for the Company’s key executives. These include a country club membership and an automobile allowance for the Chief Executive Officer and a supplemental medical reimbursement plan for executive officers in an annual amount of up to $5,000. The Company believes that its supplemental benefits and perquisites are customary and enhance the Company’s ability to retain talented executives.

The Compensation Committee’s Process

The Compensation Committee of the Board of Directors, working with the Company’s senior management, develops and implements the Company’s executive compensation policies. The Compensation Committee is responsible for the Company’s compensation programs for its Named Executive Officers and for recommending to the Board of Directors the compensation of the Company’s

Directors. The Compensation Committee is also responsible for the administration of the Long Term Equity Plan, including designating the recipients, amounts and terms of equity grants.

While the elements of compensation described above are considered separately, the Compensation Committee takes into account the full compensation package offered by the Company to each Named Executive Officer, including healthcare and other benefits.

The Compensation Committee conducts its review of executive performance and compensation on an annual basis and generally adjusts base salaries and makes cash bonus and equity-based awards annually in the first calendar quarter of the year following the performance year. This process includes an assessment of the performance of the Company and of each Named Executive Officer for the year, and a comparison of each Named Executive Officer’s compensation to market data for executives in similar positions at peer companies of the Company. The Committee engages an independent compensation consultant to compile this market data. For information with respect to the independent compensation consultant and the information it provides to the Committee, please see “The Compensation Committee’s Process — Benchmarking against Peer Group” below. Compensation adjustments can be made during the year if circumstances are appropriate, such as when an individual is promoted or takes on additional responsibilities. Equity-based awards may also be made to individuals during the year in which they join the Company.

Assessment of Company Performance. When evaluating Company performance, the Committee considers various measures, including: growth, measured by the increase in gross premiums written and produced; underwriting profit, measured by the Company’s combined ratio; profitability; operating earnings (net income, excluding gains and losses realized on investments, net of tax, and non-recurring transaction costs); diluted operating earnings per share; and increase in shareholder value over various periods of time, measured by return on average equity (excluding gains and losses realized on investments, net of tax, and non-recurring transaction costs) and diluted book value per share. The Committee does not apply a formula or assign these performance measures relative weights. Instead, it makes a subjective determination after considering such Company performance measures collectively compared to the performance of companies in the Company’s peer group and the industry. The Committee also takes into consideration other significant Company events (such as acquisitions and public offerings of the Company’s securities) and general economic conditions (such as investment and credit market conditions).

Assessment of Individual Performance. The Compensation Committee considers the individual performance of each Named Executive Officer. With respect to the Chief Executive Officer, the Committee meets in executive session to conduct his performance review based on the measures discussed above, his contribution to the Company’s performance and other leadership accomplishments.

For each of the other Named Executive Officers, the Compensation Committee receives a performance assessment and compensation recommendation from the Chief Executive Officer during a meeting of the Committee and also exercises its independent judgment based on the Board’s interaction with the Named Executive Officer. Factors that are evaluated to determine each Named Executive Officer’s individual contribution include his or her strategic vision, leadership and management skills, technical skills and judgment in performing his or her tasks. In addition, Named Executive Officers, like all employees, are evaluated on how they reflect the core values of the Company: leadership, passion, hard work, teamwork, innovation, customer service, trust, flexibility, social responsibility and excellence.

Benchmarking against Peer Group. In setting compensation, the Compensation Committee compares the elements of compensation for the Company’s executives against the compensation of executives at a peer group of publicly traded insurance companies of comparable size and complexity.

The Committee retains an executive compensation consulting firm to assist it in selecting appropriate peer companies and to obtain and organize the information. The Committee selects the peer group companies after discussions with management and the consulting firm. The Committee compares the Company’s executive compensation program as a whole to the peer group and compares the compensation of individual executives to their counterparts at the peer group if the positions are sufficiently similar to make the comparison meaningful. The Committee uses the peer group data to ensure that the compensation program, including each component element, is competitive and as one factor in the decision on what compensation levels to set. The peer group used for 2010 consisted of Alleghany Corporation, AmTrust Financial Services, Inc., Argo Group International Holdings, Ltd., Aspen Insurance Holdings, Ltd., The Hanover Insurance Group, Inc., Harleysville Group Inc., HCC Insurance Holdings, Inc., The Navigators Group, Inc., OneBeacon Insurance Group, Ltd., Selective Insurance Group, Inc. and Validus Holdings, Ltd.

The executive compensation consultant Pearl Meyer & Partners provided a report to the Compensation Committee in December 2010. This report compared the Company’s compensation program to those of its peer companies and to available compensation surveys, and included salary ranges and commonly used equity-based incentives, structure and mix of compensation, design, and content of annual and long term incentive plans. In accordance with the objective of the Company’s compensation program to attract and retain talented executives, the Committee generally sets each Named Executive Officer’s compensation at or above the 50th percentile of the range provided in the report. The Committee has determined that the 75th percentile is a reasonable upper boundary on compensation levels. The Committee believes that this compensation range is further supported by the Company’s performance when compared to its peer group. In certain circumstances, a Named Executive Officer’s compensation may fall outside the intended range due to performance or market conditions. Other than providing these reports to and discussing them with the Compensation Committee, Pearl Meyer & Partners played no role in advising the Chief Executive Officer or the Compensation Committee on compensation decisions in 2010.

Chief Executive Officer. Mr. Lee serves as the Company’s Chairman of the Board, President and Chief Executive Officer. In determining Mr. Lee’s compensation for 2010, the Compensation Committee applied the principles outlined above. The Company’s financial performance in 2010 was exceptional as illustrated by its level of achievement on the four Basic Bonus Target performance measures selected by the Compensation Committee at the beginning of 2010 and described under “Elements of Compensation — Annual Bonuses” above.

Mr. Lee’s individual performance was also evaluated by the Committee to be superior and to have played the most significant role in the Company’s exceptional performance. Mr. Lee is responsible for developing the Company’s strategies and implementing them through his highly effective leadership of the Company. Mr. Lee’s accomplishments include leading the Company’s profitable growth, notwithstanding the highly challenging market and investment environment in 2010, developing the Company’s acquisition opportunities and overseeing the closing and integration of the Company’s OBPLD Acquisition, and enhancing the Company’s overall organizational design by reorganizing its profit center structure.

The Compensation Committee and Board of Directors determined Mr. Lee’s compensation for 2010 as follows: Mr. Lee received for 2010 cash compensation in the form of his annual salary of $900,000 and restricted stock having an aggregate value of $3,321,676, which consists of two equity awards under the LTEP, one in the amount of $1,660,838 that vests in equal annual installments on the first and second anniversaries of the grant date and the other in the amount of $1,660,838 that vests in equal annual installments on the first, second, third and fourth anniversaries of the grant date. In determining Mr. Lee’s base salary for 2011, the Compensation Committee considered several factors, including the reasonableness of Mr. Lee’s overall compensation structure with respect to his base salary, his short term and long term bonus award opportunities and his variable pay mix as a percentage of his total compensation relative to other chief executive officers in the Company’s peer group, and the need to set Mr. Lee’s compensation to adequately reflect his superior performance as the Company’s Chief Executive Officer. The Compensation Committee determined that Mr. Lee’s annual base salary of $900,000 should be continued in 2011. The Compensation Committee believes that Mr. Lee’s overall compensation is reasonable when compared with the compensation of chief executive officers of peer group companies, especially in view of the exceptional performance achieved by the Company in 2010. The Committee believes that Mr. Lee’s compensation mix strikes an appropriate balance between salary and variable compensation arrangements, is competitive with the Company’s peer group and is consistent with the Company’s compensation policies for employees in general. The STIP and LTEP bonus awards are tied to the Compensation Committee’s evaluation of Mr. Lee’s performance and the Company’s performance and take into consideration the key measures described above. Time-based restricted stock awards provide rewards if Mr. Lee stays with the Company for the required vesting periods, and the benefit to him increases only if the holdings of other stockholders increase in value as well. A large part of Mr. Lee’s overall compensation is thus tied to Company performance.

Other Named Executive Officers. The same evaluation of the Company performance applicable to the Chief Executive Officer was used for the other Named Executive Officers as well. On an individual basis, the Compensation Committee reviewed similar individual considerations for those officers. The base salary for each such Named Executive Officer was set by the Compensation Committee in the first quarter of 2010. The base salary was set based on the individual’s position and experience, and on peer company and compensation survey information provided to the Committee by the executive compensation consultant. The 2010 performance review for each Named Executive Officer other than the Chief Executive Officer began with an evaluation provided by the Chief Executive Officer. The Committee then reviewed the performance of the Named Executive Officer and his contribution to the Company’s performance, his adherence to the core values of the Company (including leadership, passion, hard work, teamwork, innovation, customer service, trust, flexibility, social responsibility and excellence), and his achievement of specific functional goals, and took into consideration compensation information for similar positions at peer companies to arrive at the total compensation package, including the mix of overall compensation. With respect to each such Named Executive Officer, the Committee considered his contribution to the due diligence in support of the Company’s mergers and acquisitions activity and to the closing and integration of the Company’s OBPLD Acquisition. With respect to Mr. Hitselberger, the Committee also considered his contribution to increasing the Company’s financial capability through its successful convertible debt offering, its share repurchase program, the establishment of its bank credit facility and the strengthening of its investment management process. Mr. Maier contributed significantly to the Company’s profit center growth and re-underwriting of acquired business to enhance profitability, and to its significant territorial expansion and increased brand recognition. Mr. Orol contributed significantly to the negotiation and closing of the Company’s various strategic acquisitions and investment opportunities, to the strengthening of the Company’s regulatory compliance and corporate secretarial processes, and to the control of outside legal costs. Mr. Weiner contributed significantly to the development of the Company’s enterprise risk management process and reporting, and the enhancement and increased staffing of the Company’s reserving and premium planning processes. Based on these considerations, the recommendation of the Chief Executive Officer, the overall financial performance of the Company and the compensation report provided by Pearl Meyer & Partners, the Compensation Committee determined the 2010 short term bonus and long term equity-based compensation and established the 2010 base salary for each Named Executive Officer other than the Chief Executive Officer. As described under “Elements of Compensation — Annual Bonuses” above, the Committee approved an equity award grant under the LTEP to each such Named Executive Officer in lieu of the cash bonus award that he would otherwise have received under the STIP. Such equity award grant vests over two years from the date of grant. Mr. Hitselberger received for 2010 cash compensation in the form of base salary of $450,000 and restricted stock having an aggregate value of $786,094, which consists of two equity award grants under the LTEP, one in the amount of $420,469 that vests in equal annual installments on the first and second anniversaries of the grant date and the other in the amount of $365,625 that vests in equal annual installments on the first, second, third and fourth anniversaries of the grant date. Mr. Maier received for 2010 cash compensation in the form of base salary of $377,167 and restricted stock having an aggregate value of $496,650, which consists of two equity award grants under the LTEP, one in the amount of $265,650 that vests in equal annual installments on the first and second anniversaries of the grant date and the other in the amount of $231,000 that vests in equal annual installments on the first, second, third and fourth anniversaries of the grant date. Mr. Orol received for 2010 cash compensation in the form of base salary of $337,500 and restricted stock having an aggregate value of $365,500, which consists of two equity award grants under the LTEP, one in the amount of $195,500 that vests in equal annual installments on the first and second anniversaries of the grant date and the other in the amount of $170,000 that vests in equal annual installments on the first, second, third and fourth anniversaries of the grant date. Mr. Weiner received for 2010 cash compensation in the form of base salary of $348,421 and restricted stock having an aggregate value of $263,375, which consists of two equity award grants under the LTEP, one in the amount of $140,875 that vests in equal annual installments on the first and second anniversaries of the grant date and the other in the amount of $122,500 that vests in equal annual installments on the first, second, third and fourth anniversaries of the grant date. The Compensation Committee believes that the compensation mix for these Named Executive Officers strikes an appropriate balance between salary and variable compensation arrangements, is competitive with the Company’s peer group and is consistent with the Company’s compensation policies for employees in general.

Employment Agreements. The Company enters into employment agreements to attract and retain talented executives. The Company has entered into employment agreements with certain of its executive officers, including each of the Named Executive Officers. These employment agreements were reviewed in prior years by the Compensation Committee. Based on this review, the Company believes the terms of these agreements are competitive with those entered into by its peer companies. For a description of the employment agreements with Named Executive Officers, see “Summary of Key Agreements” below.

There are no change-in-control agreements or severance agreements between the Company and its Named Executive Officers other than provisions set forth in (i) the employment agreements between the Company and its Named Executive Officers and (ii) the Long Term Equity Plan. For a description of these provisions with respect to the Named Executive Officers, see “Summary of Key Agreements” below.

Tax Considerations. Under Section 162(m) of the Code, annual compensation in excess of $1,000,000 paid to certain executive officers of a publicly held corporation will not be deductible, unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. Incentive compensation paid to the Company’s executive officers pursuant to the Company’s Short Term Incentive Plan and Long Term Equity Plan currently is intended to qualify for deductibility by the Company under Section 162(m).

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and, based on such review and discussions, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for the 2011 Annual Meeting.

The Compensation Committee

Charles A. Bryan, Chairman
Steven W. Schuster
Robert S. Smith
Jan R. Van Gorder

SUMMARY COMPENSATION TABLE

The following table sets forth a summary of the compensation paid by the Company to the Chief Executive Officer, the Principal Financial Officer and each of the three other most highly paid executive officers of the Company or its subsidiaries (the “Named Executive Officers”).

							Change in
							Pension
							Value and
						Non-	Nonqualified
						Equity	Deferred	All
Name and				Stock	Option	Incentive	Compensation	Other
Principal Position	Year	Salary	Bonus(1)	Awards(2)	Awards	Compensation	Earnings	Compensation(3)	Total

Michael H. Lee	2010	$900,000	$—	$2,160,000	$—	$—	$—	$576,031	$3,636,031
Chairman of the Board,	2009	812,500	1,440,000	1,662,378	—	—	—	522,820	4,437,698
President and Chief	2008	541,667	242,770	1,559,244	—	—	—	51,530	2,395,211
Executive Officer
William E. Hitselberger	2010	450,000	—	450,000	—	—	—	20,369	920,369
Senior Vice President,	2009	29,135	200,250	—	—	—	—	—	229,385
Chief Financial Officer	2008	—	—	—	—	—	—	—	—
Gary S. Maier	2010	377,167	—	283,920	—	—	—	40,878	701,965
Senior Vice President,	2009	335,833	189,280	364,650	—	—	—	35,394	925,157
Chief Underwriting Officer	2008	320,000	64,350	177,009	—	—	—	10,906	572,265
Elliot S. Orol	2010	337,500	—	195,000	—	—	—	55,353	587,853
Senior Vice President,	2009	325,000	130,000	130,000	—	—	—	37,200	622,200
General Counsel and	2008	28,176	130,000	472,500	—	—	—	1,148	631,824
Secretary
Joel S. Weiner	2010	348,421	—	204,120	—	—	—	38,370	590,911
Senior Vice President,	2009	255,150	136,080	320,080	—	—	—	26,136	737,446
Chief Actuary	2008	—	—	—	—	—	—	—	—

(1)	As discussed under “Elements of Compensation — Annual Bonuses” above, 100% of the bonus awards made to the Named Executive Officers under the Short Term Incentive Plan for 2010 were paid in equity rather than cash, and, accordingly, no cash bonuses were awarded to Named Executive Officers for 2010 performance.

(2)	This amount reflects the grant date fair value in accordance with FASB ASC Topic 718. See Note 14, “Stock Based Compensation”, in the Notes to the Company’s Consolidated Financial Statements included in Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for the assumptions used to determine the compensation costs associated with stock and option awards that the Company expensed in 2010, 2009 and 2008.

(3)	See the All Other Compensation Table for additional information.

ALL OTHER COMPENSATION TABLE

The following table describes each component of the All Other Compensation column in the Summary Compensation Table above.

							Dividends
		Country		Officer	401(k)	Term	on		All
		Club	Car	Medical	Match	Life Ins	Restricted	SERP	Other
Name	Year	Dues	Allowance	Reimbursement	Expense	Premium	Stock	Contribution(1)	Compensation

Michael H. Lee	2010	$10,000	$12,000	$5,000	$9,800	$763	$69,266	$469,202	$576,031
	2009	10,000	12,000	5,000	9,800	756	29,728	455,536	522,820
	2008	10,000	12,000	5,000	9,200	924	14,406	—	51,530
William E. Hitselberger	2010	—	—	5,000	6,600	763	8,006	—	20,369
	2009	—	—	—	—	—	—	—	—
	2008	—	—	—	—	—	—	—	—
Gary S. Maier	2010	—	—	—	8,250	763	11,747	20,118	40,878
	2009	—	—	—	8,250	756	6,270	20,118	35,394
	2008	—	—	—	7,750	924	2,232	—	10,906
Elliot S. Orol	2010	—	—	5,000	9,800	763	9,925	29,865	55,353
	2009	—	—	5,000	2,147	756	6,547	22,750	37,200
	2008	—	—	—	—	77	1,071	—	1,148
Joel S. Weiner	2010	—	—	3,493	9,800	763	7,304	17,010	38,370
	2009	—	—	—	5,370	414	3,342	17,010	26,136
	2008	—	—	—	—	—	—	—	—

(1)	Company contributions to the SERP for each participant remain unvested until such participant has completed 10 years of service with the Company, and vest in full upon completion of 10 years of service.

GRANTS OF PLAN-BASED AWARDS IN 2010

The following table provides information concerning awards made to the Named Executive Officers under the Company’s 2004 Long Term Equity Compensation Plan in 2010.

		All Other	Grant
		Stock	Date Fair
		Awards:	Value
	Grant	Number	of Stock
Name	Date	of Shares(1)	Awards(1)(2)

Michael H. Lee(3)(5)	03/05/10	98,992	$2,160,000
William E. Hitselberger(4)(5)	03/15/10	20,529	450,000
Gary S. Maier(3)(5)	03/05/10	13,012	283,920
Elliot S. Orol(3)(5)	03/05/10	8,937	195,000
Joel S. Weiner(3)(5)	03/05/10	9,355	204,120

(1)	The fair value reported is the average of the high and low price on the date of grant. The Company pays dividends on unvested outstanding restricted shares.

(2)	This amount reflects the grant date fair value in accordance with FASB ASC Topic 718.

(3)	The restricted shares granted on March 5, 2010 vest: 25% each March 5th in 2011, 2012, 2013 and 2014.

(4)	The restricted shares granted on March 15, 2010 vest: 25% each March 15th in 2011, 2012, 2013 and 2014.

(5)	In addition to the information included above, on March 7, 2011 restricted stock shares with grant date fair values were awarded to all Named Executive Officers, as follows:
-

	Restricted
	Stock	Grant Date
Named Executive Officer	Shares	Fair Value(c)

Michael H. Lee(a)	69,462	1,660,838
Michael H. Lee(b)	69,462	1,660,838
William E. Hitselberger(a)	17,585	420,469
William E. Hitselberger(b)	15,292	365,625
Gary S. Maier(a)	11,110	265,650
Gary S. Maier(b)	9,661	231,000
Elliot S. Orol(a)	8,176	195,500
Elliot S. Orol(b)	7,110	170,000
Joel S.Weiner(a)	5,892	140,875
Joel S.Weiner(b)	5,123	122,500

(a)	The March 7, 2011 restricted shares granted vest: 50% each March 7th of 2012 and 2013.
(b)	The March 7, 2011 restricted shares granted vest: 25% each March 7th of 2012, 2013, 2014 and 2015.
(c)	This amount reflects the grant date fair value in accordance with FASB ASC Topic 718. The Company pays dividends on unvested outstanding restricted stock shares.

Summary of Key Agreements

Chief Executive Officer Employment Agreement. Under Mr. Lee’s employment agreement, dated as of August 1, 2004, Mr. Lee has agreed to serve as the Company’s Chairman of the Board, President and Chief Executive Officer. Mr. Lee’s term of service under this agreement continues for five years followed by automatic additional one-year terms unless notice not to extend the term is provided by the Company or Mr. Lee at least one year prior to the end of the term. Mr. Lee receives an annual base salary and an annual incentive bonus, to be determined by the Board of Directors, with the target bonus in an amount equal to his annual base salary. Mr. Lee’s salary and target annual bonus are subject to review for increase at the discretion of the Board of Directors or a committee of the Board of Directors. Mr. Lee’s 2010 annual base salary was not increased for 2011, and remains at $900,000. Mr. Lee may also participate in certain executive benefit plans, which may include a paid country club membership up to $10,000 annually and a monthly car allowance up to $1,000. Mr. Lee may also participate in the Company’s long-term incentive plans.

If Mr. Lee’s employment terminates as a result of disability or death, Mr. Lee’s employment agreement automatically terminates, and he or his designated beneficiary or administrator, as applicable, is entitled to accrued salary through the termination date and a prorated target bonus. Additionally, all of Mr. Lee’s stock-based awards will vest and his stock options will remain exercisable for one year after the date his employment terminates (or until the last day of the stock option term, whichever occurs first).

If the Company terminates Mr. Lee’s employment agreement for cause, which includes conviction of, or Mr. Lee’s pleading nolo contendere to, a crime involving moral turpitude or a felony, gross negligence or gross misconduct, all of the Company’s obligations under the agreement cease. Mr. Lee will only be entitled to receive his accrued base salary and all outstanding incentive awards are forfeited. If Mr. Lee voluntarily terminates his employment agreement with the Company without good reason and not due to death, disability or retirement, all of the Company’s obligations under the agreement cease, and Mr. Lee will be entitled to receive his accrued base salary plus a prorated target bonus. In the case of voluntary termination, Mr. Lee will have three months (or until the last day of the stock option term, whichever occurs first) to exercise any vested stock options, and all unvested incentive awards will be forfeited.

If the Company terminates Mr. Lee’s employment without cause or if Mr. Lee terminates his employment with good reason, then Mr. Lee is entitled to (i) his accrued base salary and a prorated target bonus, (ii) a cash severance payment equal to 300% of the sum of his annual base salary and the highest annual bonus paid to him within the preceding three years, (iii) the continuation of life, accident and health insurance coverage for three years, except that those benefits will be reduced to the extent comparable benefits are received or made available to Mr. Lee by a subsequent employer, and (iv) at least three months (or until the last day of the stock option term, whichever occurs first) to exercise any vested stock options. “Good reason” under Mr. Lee’s employment agreement means any of the following events that has remained uncured, if curable, for 30 days after notice from Mr. Lee: the assignment to Mr. Lee of duties materially inconsistent with his position or a substantial diminution in his authority and duties; any reduction in Mr. Lee’s annual base salary or annual bonus target opportunity; requiring Mr. Lee to be based more than 50 miles away from the Company’s headquarters in New York, New York; the material breach by the Company of any of its other obligations under the employment agreement; or the failure of the Company to obtain the assumption of the employment agreement by any successor of the Company.

If the Company terminates Mr. Lee’s employment agreement without cause, or if Mr. Lee terminates his employment with good reason, in anticipation of, or within the 24-month period following, a change of control, which has substantially the same definition as set forth below for such term under the LTEP, Mr. Lee is also entitled to receive the foregoing benefits and the immediate vesting of his previously unvested stock awards. The employment agreement also provides for an excise tax gross-up payment if payments received under the agreement and other payments received under other agreements or employee benefit plans result in the imposition of an excise tax under section 4999 of the Code.

If Mr. Lee retires, he receives his accrued base salary, a prorated target bonus, applicable retiree benefits, if any, and vesting of previously unvested stock awards, and his stock options will remain exercisable for the full option term. Mr. Lee will be eligible to retire for purposes of his employment agreement upon attainment of age 55 with 15 years of service.

Mr. Lee is also subject, under the terms of his employment agreement, to non-competition provisions in the states of New York and New Jersey and to non-solicitation provisions for a period of two years after termination of employment, along with ongoing confidentiality and non-disclosure requirements.

Other Named Executive Officers’ Employment Agreements. Under their respective employment agreements, each Named Executive Officer has agreed to serve in his current position and/or in such other positions as the Company may assign. The initial term of service under the agreements is one year for Mr. Maier and two years for Messrs. Hitselberger, Orol and Weiner, followed in each case by automatic additional one-year terms unless a notice not to extend the term is provided by the Company or the employee prior to the end of the term. The amount of notice required is six months for Mr. Maier and one year for Messrs. Hitselberger, Orol and Weiner.

Each Named Executive Officer receives a minimum annual base salary and an annual incentive bonus, to be determined by the Board of Directors, with the target bonus of 65% of annual base salary for Mr. Hitselberger, 30% of annual base salary for Mr. Maier, 40% of annual base salary for Mr. Orol and 50% of annual base salary for Mr. Weiner. Each Named Executive Officer’s salary and target annual bonus are subject to review for increase at the discretion of the Board of Directors or a committee of the Board of Directors; however, they cannot be decreased below the salaries and target bonus percentages stated above. Each named executive may also participate in the Company’s long-term incentive plans. The 2010 annual base salaries for Messrs. Hitselberger, Maier, Orol and Weiner were not increased for 2011, and remain at $450,000, $385,000, $340,000, and $350,000, respectively.

If a Named Executive Officer’s employment terminates as a result of disability or death, his employment agreement automatically terminates, and he or his designated beneficiary or administrator, as applicable, is entitled to accrued salary through the termination date and a prorated target bonus. Additionally, all stock-based awards will vest and his stock options will remain exercisable for one year after the date his employment terminates (or until the last day of the stock option term, whichever occurs first).

If the Company terminates the employment of the Named Executive Officer without cause, which has substantially the same definition as that term does in Mr. Lee’s employment agreement, or if the Named Executive Officer terminates his employment with good reason, which has substantially the same definition as that term does in Mr. Lee’s employment agreement except that under the employment agreements for Messrs. Hitselberger, Orol and Weiner, good reason also includes a reduction in their target annual equity award opportunity, then the terminated employee is entitled to (i) his accrued base salary and a prorated target bonus, (ii) a cash severance payment equal to 100% of the sum of his annual base salary and his target annual bonus, (iii) the continuation of health and welfare benefits for one year, except that those benefits will be reduced to the extent comparable benefits are received by or made available to the Named Executive Officer by a subsequent employer, and (iv) three months (or until the last day of the stock option term, whichever occurs first) to exercise any vested stock options. The employment agreement of Mr. Maier also provides for the vesting of outstanding equity-based compensation.

If the Company terminates a Named Executive Officer’s employment agreement without cause, or if the Named Executive Officer terminates his employment with good reason, in anticipation of, or within the 24-month period following, a change in control, which has substantially the same definition as set forth for such term under the LTEP, the Named Executive Officer is entitled to receive the foregoing benefits and is also entitled to immediate vesting of his previously unvested stock awards, and Mr. Maier will continue to receive health and welfare benefits for one year regardless of whether comparable benefits are received or made available to him by a subsequent employer. With the exception of Mr. Hitselberger’s employment agreement, the employment agreements also provide for an excise tax gross-up payment if payments received under the agreement and other payments received under other agreements or employee benefit plans result in the imposition of an excise tax under section 4999 of the Code. Mr. Hitselberger’s employment agreement, which was entered into more recently than the other employment agreements and does not provide for an excise tax gross-up payment, provides that if payments received under the agreement and other payments received under other agreements or employee benefit plans result in the imposition of an excise tax under section 4999 of the Code, then the payments would be reduced (but not below zero) by the amount necessary to prevent the excise tax but only if, by reason of the deduction, his net after-tax economic benefit would exceed the net after-tax economic benefit to Mr. Hitselberger if no such reduction was made.

If Mr. Maier retires upon attaining age 55 with 15 years of service, he receives his accrued base salary through the retirement date, prorated target bonus, applicable retiree benefits, if any, and vesting of previously unvested stock awards, and his stock options will remain exercisable for the full option term. If Mr. Hitselberger, Mr. Orol or Mr. Weiner retires after attaining age 55 but before attaining age 62, he receives his accrued base salary through the retirement date and applicable retiree benefits, if any, and will have three months (or until the last day of the stock option term, whichever occurs first) to exercise any vested stock options. If Mr. Hitselberger, Orol or Weiner retires after attaining age 62, he receives his accrued salary through the retirement date, applicable retiree benefits, if any, and vesting of previously unvested stock awards, and his stock options will remain exercisable for the full option term.

The Named Executive Officers are subject under the terms of their respective employment agreements to non-solicitation provisions for a period of one year after the termination of their employment, along with ongoing confidentiality and non-disclosure requirements. Mr. Maier is also subject to non-competition provisions in the states of New York and New Jersey for one year after the termination of his employment.

In the “Potential Payments Upon Termination of Employment or Change of Control” table below, amounts are not provided for the financial effect of a termination for cause, as defined in each Named Executive Officer’s employment agreement, because the Named Executive Officers are not entitled to further benefits or compensation following such a termination.

2004 Long Term Equity Compensation Plan. On the occurrence of a change in control, options issued under the Long Term Equity Plan become immediately exercisable and the period of restriction for any restricted stock and restricted stock units issued under the LTEP lapses. A change in control is defined under the Long Term Equity Plan to mean any of the following events: (a) any “person” (within the meaning of Section 3(a)(9) of the Securities Exchange Act of 1934, including a “group” as defined in Section 13(d) of the Securities Exchange Act of 1934 (a “Person”)) (other than the Company, any trustee or other fiduciary holding securities under an employee benefit plan of the Company, or any corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportion as the ownership of stock of the Company) that is not on August 26, 2004 the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of securities of the Company representing more than 20% of the combined voting power of the Company’s then outstanding securities becomes after August 26, 2004 the beneficial owner, directly or indirectly, of securities of the Company representing more than 20% of the combined voting power of the Company’s then outstanding securities; (b) individuals who, as of August 26, 2004, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of the Company, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company) shall be, for purposes of this definition, considered as though such person were a member of the Incumbent Board; (c) consummation of a merger, consolidation, reorganization, share exchange or similar transaction (a “Transaction”) of the Company with any other entity, other than (i) a Transaction that would result in the voting securities of the Company outstanding immediately prior thereto directly or indirectly continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or a parent company) more than 80% of the combined voting power of the voting securities of the Company or such surviving entity or parent company outstanding immediately after such Transaction or (ii) a Transaction effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 20% of the combined voting power of the Company’s then outstanding securities; (d) the sale, transfer or other disposition (in one transaction or a series of related transactions) of more than 50% of the operating assets of the Company; or (e) the approval by the shareholders of a plan or proposal for the liquidation or dissolution of the Company.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2010

The following table sets forth information for each Named Executive Officer with respect to his outstanding equity awards as of December 31, 2010.

	Option Awards					Stock Awards
		Number of	Number of					Market
		Securities	Securities				Number of	Value of
		Underlying	Underlying			Stock	Shares of	Shares of
	Option	Unexercised	Unexercised	Option	Option	Award	Stock That	Stock That
	Grant	Options	Options	Exercise	Expiration	Grant	Have Not	Have Not
Name	Date	Exercisable	Unexercisable	Price	Date	Date	Vested	Vested

Michael H. Lee	04/01/06	455,364		$18.45	04/01/16
Michael H. Lee	03/22/07	56,843		26.75	03/22/17
Michael H. Lee(1)	03/10/08	63,556	32,742	18.67	03/10/18
Michael H. Lee(2)						03/31/06	3,039	$77,798
Michael H. Lee(2)						03/01/07	11,058	283,085
Michael H. Lee(3)(6)						03/13/08	15,208	389,325
Michael H. Lee(1)						02/05/09	29,486	754,842
Michael H. Lee(5)						03/13/09	12,135	310,656
Michael H. Lee(3)						03/05/10	98,992	2,534,195
William E. Hitselberger(3)						03/15/10	20,529	525,542
Gary S. Maier(2)						03/31/06	374	9,574
Gary S. Maier(2)						03/01/07	1,302	33,331
Gary S. Maier(3)						03/13/08	3,590	91,904
Gary S. Maier(5)						03/12/09	3,286	84,122
Gary S. Maier(3)						03/12/09	7,041	180,250
Gary S. Maier(3)						03/05/10	13,012	333,107
Elliot S. Orol(4)						12/01/08	7,140	182,784
Elliot S. Orol(3)						03/12/09	4,267	109,235
Elliot S. Orol(3)						03/05/10	8,937	228,787
Joel S. Weiner(1)	04/01/06	69,795		18.45	04/01/16
Joel S. Weiner(1)	03/22/07	34,730		26.75	03/22/17
Joel S. Weiner(1)	03/10/08	18,092	9,321	18.67	03/10/18
Joel S. Weiner(1)						02/05/09	8,612	220,467
Joel S. Weiner(3)						03/05/10	9,355	239,488

(1)	Vest in three equal installments every 14 months over a period of three and one-half years from the date of grant.

(2)	Vest 20% per year on each grant date anniversary.

(3)	Vest 25% per year on each grant date anniversary.

(4)	Vest 33% per year on each grant date anniversary.

(5)	Vest 50% per year on each grant date anniversary.

(6)	Excludes the restricted stock units having a value of $809,235 issued to Mr. Lee on March 10, 2009 pursuant to the restricted stock unit award made to Mr. Lee on March 14, 2008 under the Long Term Equity Plan, which vests in three equal annual installments on December 31 of 2009, 2010 and 2011.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information with respect to the Company’s equity compensation plans as of December 31, 2010.

	A	B	C
Number of securities
remaining available
	Number of securities to		for future issuance
	be issued upon exercise		under equity
	of outstanding options	Weighted average	compensation plans
	and vesting of	exercise price of	(excluding securities
Plan Category	unvested stock grants	outstanding options	reflected in column A)

Equity compensation plans approved by security holders	575,447	$8.50	1,213,734
Equity compensation plans not approved by security holders	—	—	—

Total	575,447	$8.50	1,213,734

OPTION EXERCISES AND STOCK VESTED IN 2010

The following table sets forth information for each Named Executive Officer with respect to stock options that were exercised and restricted shares that vested, and the value realized on such exercise or vesting, during 2010.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise	Exercise	Vesting	Vesting

Michael H. Lee(1)			25,267	$553,853
Michael H. Lee(2)			3,038	67,125
Michael H. Lee(3)			14,522	318,903
Michael H. Lee(4)	37,153	$747,148
Michael H. Lee(5)	59	1,181
Michael H. Lee(6)	17,114	342,622
Michael H. Lee(7)	29,374	588,067
Michael H. Lee(8)	94,500	1,677,318
Gary S. Maier(9)			5,631	124,220
Gary S. Maier(10)			2,445	53,594
Gary S. Maier(11)			373	8,241
Elliot S. Orol(12)			1,422	31,369
Elliot S. Orol(13)			7,137	188,274
Joel S. Weiner(14)			4,241	93,132

(1)	On March 15, 2010 Mr. Lee acquired 25,267 shares with a market price of $21.92 upon the lapse of restricted stock shares.

(2)	On March 29, 2010 Mr. Lee acquired 3,038 shares with a market price of $22.10 upon the lapse of restricted stock shares.

(3)	On April 5, 2010 Mr. Lee acquired 14,522 shares with a market price of $21.96 upon the lapse of restricted stock shares.

(4)	On August 18, 2010 Mrs. Helen Lee, Michael H. Lee’s spouse, exercised 37,153 options to purchase shares with an exercise price of $2.78 per share and immediately sold the acquired shares at a market price of $22.89.

(5)	On August 26, 2010 Mrs. Helen Lee, Michael H. Lee’s spouse, exercised 59 options to purchase shares with an exercise price of $2.78 per share and immediately sold the acquired shares at a market price of $22.80.

(6)	On September 24, 2010 Mrs. Helen Lee, Michael H. Lee’s spouse, exercised 17,114 options to purchase shares with an exercise price of $2.78 per share and immediately sold the acquired shares at a market price of $22.80.

(7)	On September 27, 2010 Mrs. Helen Lee, Michael H. Lee’s spouse, exercised 29,374 options to purchase shares with an exercise price of $2.78 per share and immediately sold the acquired shares at a market price of $22.80.

(8)	On December 8, 2010 Mr. Lee exercised 94,500 options to purchase shares with an exercise price of $8.50 per share and immediately sold the acquired shares at a market price of $26.25.

(9)	On March 12, 2010 Mr. Maier acquired 5,631 shares with a market price of $22.06 upon the lapse of restricted stock shares.

(10)	On March 15, 2010 Mr. Maier acquired 2,245 shares with a market price of $21.92 upon the lapse of restricted stock shares.

(11)	On March 29, 2010 Mr. Maier acquired 373 shares with a market price of $22.10 upon the lapse of restricted stock shares.

(12)	On March 12, 2010 Mr. Orol acquired 1,422 shares with a market price of $22.06 upon the lapse of restricted stock shares.

(13)	On December 1, 2010 Mr. Orol acquired 7,137 shares with a market price of $26.38 upon the lapse of restricted stock shares.

(14)	On April 5, 2010 Mr. Weiner acquired 4,241 shares with a market price of $21.96 upon the lapse of restricted stock shares.

NONQUALIFIED DEFERRED COMPENSATION FOR 2010

The following table sets forth information for the Named Executive Officers with respect to the Company’s Deferred Compensation Plan and SERP.

					Aggregate
	Executive	Registrant	Aggregate	Aggregate	Balance
	Contributions	Contributions	Earnings	Withdrawals/	December 31,
Name	in 2010	in 2010(1)	in 2010	Distributions	2010

Michael H. Lee(2)	$—	$469,202	$1,154	$—	$925,938
William E. Hitselberger(3)	22,500	—	2,871	—	25,371
Gary S. Maier(4)	—	20,118	50	—	40,287
Elliot S. Orol(5)	—	29,865	1,357	—	70,597
Joel S. Weiner(6)	—	17,010	43	—	34,064

(1)	Company contributions to the SERP for each participant remain unvested until such participant has completed 10 years of service with the Company, and vest in full upon completion of 10 years of service. Company contributions to the SERP are also reported in the Summary Compensation Table for 2010 in the All Other Compensation column.

(2)	Mr. Lee participated in the SERP in 2010. Of the aggregate balance at December 31, 2010, $455,536 was reported as compensation in the year ended December 31, 2009. Contributions were invested in the Fidelity VIP Money Market Fund.

(3)	Mr. Hitselberger participated in the Deferred Compensation Plan in 2010. Of the aggregate balance at December 31, 2010, $0 was reported as compensation in the year ended December 31, 2009 since Mr. Hitselberger did not participate in the Deferred Compensation Plan in 2009. Contributions were invested in the Fidelity VIP Freedom 2015, MFS VIT II Value, MS UIF US Mid Cap Value II, and Franklin Small Cap Value Funds.

(4)	Mr. Maier participated in the SERP in 2010. Of the aggregate balance at December 31, 2010, $20,118 was reported as compensation in the year ended December 31, 2009. Contributions were invested in the Fidelity VIP Money Market Fund.

(5)	Mr. Orol participated in the SERP in 2010. Of the aggregate balance at December 31, 2010, $22,750 was reported as compensation in the year ended December 31, 2009. Contributions were invested in the Fidelity VIP Money Market, Fidelity CIP Index 500, and MFS Government Securities Funds.

(6)	Mr. Weiner participated in the SERP in 2010. Of the aggregate balance at December 31, 2010, $17,010 was reported as compensation in the year ended December 31, 2009. Contributions were invested in the Fidelity VIP Money Market Fund.

POTENTIAL PAYMENTS UPON TERMINATION OF
EMPLOYMENT OR CHANGE IN CONTROL

The following table provides information with respect to potential payments to the Company’s Named Executive Officers upon termination of their employment without cause by the Company or for good reason by the Named Executive Officers as these terms are defined in their respective employment agreements described under “Summary of Key Agreements” above. The table assumes a date of termination of December 31, 2010.

Michael H. Lee

		Voluntary
		Termination for
	Voluntary	Good Reason or				Involuntary or Good
Executive Benefits and	Termination	Involuntary			Change in	Reason Termination
Payments upon	without	Termination		Death or	Control	upon or within
Termination	Good Reason	without Cause(b)	Retirement(a)	Disability	(“CIC”)	24 months after CIC(c)

Cash Severance Payment
Base Salary	$—	$2,700,000	$—	$—	$—	$2,700,000
Bonus	—	5,400,000	—	—	—	5,400,000
Pro-Rata Bonus(d)	900,000	900,000	—	900,000	—	900,000
Value of Unvested and Accelerated Equity Awards
Options	—	—	—	222,448	222,448	222,448
Restricted Stock	—	—	—	4,626,150	4,626,150	4,626,150
Present Value of Continuing Benefits(e)		63,252	—	—	—	63,252
Excise Tax Gross-Up	—	—	—	—	—	4,803,149

Total	$900,000	$9,063,252	$0	$5,748,598	$4,848,598	$18,714,999

(a)	Mr. Lee is not retirement eligible as of December 31, 2010. Upon retirement, Mr. Lee is eligible for: (i) pro rata target bonus; (ii) retiree benefits, if any; (iii) all unvested equity will vest on the date of termination; and (iv) stock options will remain exercisable until the last day of the option term.

(b)	Severance payments equal to three times base salary plus three times highest annual bonus paid in the three fiscal years preceding termination.

(c)	Severance payments equal to three times base salary plus three times highest annual bonus paid in the three fiscal years preceding a change in control.

(d)	Represents pro-rata bonus equal to the target bonus opportunity in the fiscal year preceding CIC.

(e)	Represents three additional years of coverage for medical and life insurance.

William E. Hitselberger

		Voluntary
		Termination				Involuntary or
		for Good				Good Reason
	Voluntary	Reason or				Termination
Executive Benefits and	Termination	Involuntary			Change in	upon or within
Payments upon	without Good	Termination		Death or	Control	24 months after
Termination	Reason	without Cause(b)	Retirement(a)	Disability	(“CIC”)	CIC(c)

Cash Severance Payment
Base Salary	$—	$450,000	$—	$—	$—	$450,000
Bonus	—	292,500	—	—	—	292,500
Pro-Rata Bonus(d)	—	292,500	—	292,500	—	292,500
Value of Unvested and Accelerated Equity Awards
Options	—	—	—	—	—	—
Restricted Stock	—	—	—	525,542	525,542	525,542
Present Value of Continuing Benefits(e)	—	21,084	—	—	—	21,084
Excise Tax Gross-Up	—	—	—	—	—	—

Total	$0	$1,056,084	$0	$818,042	$525,542	$1,581,626	(f)

(a)	Mr. Hitselberger is not retirement eligible as of December 31, 2010. Upon retirement, Mr. Hitselberger is eligible for: (i) retiree benefits, if any; (ii) all unvested equity will vest on the date of termination; and (iii) stock options will remain exercisable until the last day of the option term.

(b)	Severance payments equal to base salary plus target bonus in the fiscal year preceding termination.

(c)	Severance payments equal to base salary plus target bonus in the fiscal year preceding CIC.

(d)	Represents pro-rata bonus equal to the target bonus opportunity in the fiscal year preceding CIC.

(e)	Represents one additional year of coverage for medical and life insurance.

(f)	Payments will be reduced (but not below zero) by the amount necessary to prevent triggering excise tax under Section 4999 of Code Section 280(g).

Gary S. Maier

		Voluntary
		Termination for
	Voluntary	Good Reason or				Involuntary or Good
Executive Benefits and	Termination	Involuntary			Change in	Reason Termination
Payments upon	without	Termination		Death or	Control	upon or within
Termination	Good Reason	without Cause(b)	Retirement(a)	Disability	(“CIC”)	24 months after CIC(c)

Cash Severance Payment
Base Salary	$—	$385,000	$—	$—	$—	$385,000
Bonus	—	231,000	—	—	—	231,000
Pro-Rata Bonus(d)	—	231,000	—	231,000	—	231,000
Value of Unvested and Accelerated Equity Awards
Options	—	—	—	—	—	—
Restricted Stock	—	732,220	—	732,220	732,220	732,220
Present Value of Continuing Benefits(e)		21,084	—	—	—	21,084
Excise Tax Gross-Up	—	—	—	—	—	—

Total	$0	$1,600,304	$0	$963,220	$732,220	$1,600,304

(a)	Mr. Maier is not retirement eligible as of December 31, 2010. Upon retirement, Mr. Maier is eligible for: (i) retiree benefits, if any; (ii) all unvested equity will vest on the date of termination; and (iii) stock options will remain exercisable until the last day of the option term.

(b)	Severance payments equal to base salary plus target bonus in the fiscal year preceding termination.

(c)	Severance payments equal to base salary plus target bonus in the fiscal year preceding CIC.

(d)	Represents pro-rata bonus equal to the target bonus opportunity in the fiscal year preceding CIC.

(e)	Represents one additional year of coverage for medical and life insurance.

Elliot S. Orol

		Voluntary
		Termination for
	Voluntary	Good Reason or				Involuntary or Good
Executive Benefits and	Termination	Involuntary			Change in	Reason Termination
Payments upon	without	Termination		Death or	Control	upon or within
Termination	Good Reason	without Cause(b)	Retirement(a)	Disability	(“CIC”)	24 months after CIC(c)

Cash Severance Payment
Base Salary	$—	$340,000	$—	$—	$—	$340,000
Bonus	—	136,000	—	—	—	136,000
Pro-Rata Bonus(d)	—	136,000	—	136,000	—	136,000
Value of Unvested and Accelerated Equity Awards
Options	—	—	—	—	—	—
Restricted Stock	—	—	—	520,749	520,749	520,749
Present Value of Continuing Benefits(e)		19,044	—	—	—	19,044
Excise Tax Gross-Up	—	—	—	—	—	—

Total	$0	$631,044	$0	$656,749	$520,749	$1,151,793

(a)	Mr. Orol is not retirement eligible as of December 31, 2010. Upon retirement, Mr. Orol is eligible for: (i) retiree benefits, if any; (ii) all unvested equity will vest on the date of termination; and (iii) stock options will remain exercisable until the last day of the option term.

(b)	Severance payments equal to base salary plus target bonus in the fiscal year preceding termination.

(c)	Severance payments equal to base salary plus target bonus in the fiscal year preceding CIC.

(d)	Represents pro-rata bonus equal to the target bonus opportunity in the fiscal year preceding CIC.

(e)	Represents one additional year of coverage for medical and life insurance.

Joel S. Weiner

		Voluntary
		Termination for
	Voluntary	Good Reason or				Involuntary or Good
Executive Benefits and	Termination	Involuntary			Change in	Reason Termination
Payments upon	without	Termination		Death or	Control	upon or within
Termination	Good Reason	without Cause(b)	Retirement(a)	Disability	(“CIC”)	24 months after CIC(c)

Cash Severance Payment
Base Salary	$—	$350,000	$—	$—	$—	$350,000
Bonus	—	175,033	—	—	—	175,033
Pro-Rata Bonus(d)	—	175,033	—	175,033	—	175,033
Value of Unvested and Accelerated Equity Awards
Options	—	—	—	63,324	63,324	63,324
Restricted Stock	—	—	—	458,846	458,846	458,846
Present Value of Continuing Benefits(e)		14,208	—	—	—	14,208
Excise Tax Gross-Up	—	—	—	—	—	246,632

Total	$0	$714,274	$0	$697,203	$522,170	$1,483,076

(a)	Mr. Weiner is age 61 as of December 31, 2010. Upon retirement between 55 and 62, Mr. Weiner is eligible for: (i) retiree benefits, if any; (ii) all unvested equity will vest on the date of termination; and (iii) stock options will remain exercisable through the earlier of three-year anniversary of the term date and the option term.

(b)	Severance payments equal to base salary plus target bonus in the fiscal year preceding termination.

(c)	Severance payments equal to base salary plus target bonus in the fiscal year preceding CIC.

(d)	Represents pro-rata bonus equal to the target bonus opportunity in the fiscal year preceding CIC.

(e)	Represents one additional year of coverage for medical and life insurance.

COMPENSATION POLICIES AND PRACTICES AS THEY RELATE TO THE
COMPANY’S RISK MANAGEMENT

The Compensation Committee believes that the Company’s compensation policies and practices for all employees, including its executive officers, do not create risks that are reasonably likely to have a material adverse effect on the Company. The process undertaken by the Compensation Committee to reach this conclusion consisted of a review and discussion by the Committee of the various elements of the Company’s compensation program. In its review and discussion, the Compensation Committee noted that these elements include a balance of fixed and variable compensation, that the variable compensation consists of both short-term and long-term incentive plans, and that the incentive plans provide for the vesting of certain benefits over several years. The Compensation Committee further noted that four distinct metrics are used to determine compensation levels under these plans for the Chief Executive Officer, and used generally as a guide in determining compensation levels for other employees, and that these metrics are based on, among other things, profitability measures such as operating return on equity and combined ratio as well as on premium growth. Individual employees do not have particular incentives that differ from those of other employees or of the Company.

DIRECTOR COMPENSATION FOR 2010

The following table sets forth the total compensation paid to each independent Board member in 2010.

	Fees Earned
	or Paid	Stock
Name	in Cash	Awards(1)	Total

Charles A. Bryan	$111,000	$45,000	$156,000
William W. Fox, Jr.	98,500	45,000	143,500
William A. Robbie	98,500	45,000	143,500
Steven W. Schuster	103,500	45,000	148,500
Robert S. Smith	101,000	45,000	146,000
Jan R. Van Gorder	92,000	45,000	137,000
Austin P. Young, III	114,500	45,000	159,500

(1)	The fair value reported is the average of the high and low prices on the date of grant. The Company pays dividends on unvested outstanding restricted shares. As of December 31, 2010, Messrs. Bryan, Fox, Robbie, Schuster, Smith, Van Gorder and Young each held 2,019 restricted stock shares that will vest on April 1, 2011.

Independent Director Compensation

Directors’ compensation is intended to attract and retain well-qualified and dedicated independent directors. Fees paid to independent directors are designed to compensate Directors for time spent on Company matters. Stock-based awards are designed to align the Directors’ interests with those of the Company’s stockholders and to allow the Company to remain competitive with other companies in attracting and retaining well-qualified directors. The compensation structure for independent Directors currently provides for the payment of an annual retainer consisting of $36,000 in cash and $45,000 in restricted stock, which vests on the first anniversary of the date of grant. Each Director is also paid $8,000 for each two-day set of quarterly Board and committee meetings, and $11,000 for each three-day set of quarterly Board and committee meetings, that he attends in person. For attendance at each Board meeting other than the four quarterly meetings, each Director receives $2,000. For each committee meeting other than the four quarterly meetings, each Audit Committee member receives $1,500 and each member of the Compensation Committee, Corporate Governance and Nominating Committee and Investment Committee receives $1,000. In addition, the Audit Committee chairman receives an annual fee of $20,000, the Compensation Committee chairman receives an annual fee of $11,500, and the Corporate

Governance and Nominating Committee and Investment Committee chairmen each receive an annual fee of $9,000. Directors are reimbursed for expenses of traveling to and from Board and committee meetings.

Effective as of the 2011 Annual Meeting, the Board has revised the compensation structure for independent Directors to provide for the payment of an annual retainer consisting of $55,000 in cash, payable quarterly, and $55,000 in restricted stock, which vests on the first anniversary of the date of grant. Each independent Director will also be paid $8,000 for attendance at each two-day set of quarterly Board and committee meetings and $11,000 for attendance at each three-day set of quarterly Board and committee meetings. Directors will no longer be compensated for attendance at Board or committee meetings other than the regularly scheduled quarterly meetings unless the meeting chairman determines, based upon such factors as the need to travel and the length of the meeting, that attendance at a particular meeting is compensable, in which event the current fee schedule for such meetings would continue to apply. In addition, the Audit Committee chairman will receive an annual fee of $20,000, the Compensation Committee chairman will receive an annual fee of $15,000, and the Corporate Governance and Nominating Committee and Investment Committee chairmen will each receive an annual fee of $10,000. In addition to the standing committees described above, the Board may also from time to time create special or temporary committees to address certain unique issues or transactions as the Board deems appropriate. The fees for special committees can vary depending on the effort and time commitment required of the committee members.

AUDIT COMMITTEE REPORT

The Audit Committee has been appointed by the Board of Directors to assist the Board of Directors in fulfilling its responsibility to oversee the financial affairs, risk management with respect to financial, audit, accounting and internal control matters, accounting and financial reporting processes and audits of the financial statements of the Company. The Committee operates under a written charter adopted by the Board of Directors and reviewed annually by the Committee. The charter is available on the Company’s website at www.twrgrp.com. The Committee has furnished the following report for 2010.

Management has the primary responsibility for establishing and maintaining adequate internal financial controls for the preparation of the financial statements and for the public reporting process. PricewaterhouseCoopers LLP, the Company’s 2010 independent registered public accounting firm, is responsible for expressing its opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting.

The Committee has reviewed and discussed with management and with the independent registered public accounting firm the audited financial statements for the year ended December 31, 2010 and PricewaterhouseCoopers LLP’s evaluation of the Company’s internal control over financial reporting. The Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the standards adopted or referenced by the Public Company Accounting Oversight Board (“PCAOB”) and SEC Rule 2-07, Communications with Audit Committees, as currently in effect.

The Committee has received the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Committee concerning independence, and has discussed with the independent registered public accounting firm that firm’s independence. The Committee has also considered the compatibility of the provision for non-audit services with the independent registered public accounting firm’s independence.

Based on the Committee’s reviews and discussions referred to above, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the Securities and Exchange Commission.

This report is provided by the following independent directors, who constitute the Committee:

Austin P. Young, III, Chairman
Charles A. Bryan
William W. Fox, Jr.
William A. Robbie

PRE-APPROVAL POLICY FOR SERVICES OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTANT

The Audit Committee is required to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, both as to the permissibility of the auditors performing such services and the amount of fees to be paid in connection therewith, subject to certain de minimis exceptions for which the Audit Committee’s approval is required before completion of the audit. The Audit Committee may delegate pre-approval authority to one or more of its members when appropriate, provided that the decisions of such members to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. Policies and procedures for the pre-approval of audit and permissible non-audit services must be detailed as to the particular service. The Audit Committee must be informed of each service rendered pursuant to any such policies or procedures.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT’S FEES

The aggregate fees billed for professional services by PricewaterhouseCoopers LLP in 2010 and by Johnson Lambert & Co, LLC in 2009 for these various services were:

Type of Fees	2010	2009

Audit fees	$2,951,000	$2,880,002
Audit-related fees	$42,000	$43,500
Tax fees	—	—
All other fees	—	—

Total	$2,993,000	$2,923,502

In the above table, in accordance with the SEC’s definitions and rules, “Audit fees” for 2010 are fees and out-of-pocket expenses that are billed or expected to be billed by PricewaterhouseCoopers LLP for the audit of annual financial statements included in the Form 10-K, the review of financial statements included in the Forms 10-Q, the audit of internal control in compliance with Section 404 of the Sarbanes-Oxley Act of 2002, the review of comfort letters, the preparation of consents and the completion of statutory audits.

“Audit-related fees” for 2010 are fees billed by PricewaterhouseCoopers, LLP relating to the performance of audits and attest services including work related to the issuance by the Company of convertible debt, review of pro forma filings for acquisitions and miscellaneous statutory filings for acquired businesses. “Tax fees” are fees billed for tax compliance, tax advice and tax planning. “All other fees” are for any services not included in the first three categories.

The Audit Committee retained PricewaterhouseCoopers LLP to audit the consolidated financial statements and internal controls over financial reporting for 2010. In addition, the Audit Committee retained PricewaterhouseCoopers LLP as well as other accounting firms to provide other auditing and advisory services in 2010. When PricewaterhouseCoopers LLP’s proposed services are consistent with the Securities and Exchange Commission’s rules on auditor independence and other applicable laws, the Audit Committee considers whether PricewaterhouseCoopers LLP is best positioned to provide these services efficiently. The Audit Committee has also adopted procedures to pre-approve all non-audit related work performed by PricewaterhouseCoopers LLP.

2.	RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Subject to the stockholders’ ratification, the Audit Committee has appointed the firm of PricewaterhouseCoopers LLP, which served as the Company’s independent registered public accounting firm for 2010, to serve as the Company’s independent registered public accounting firm for 2011. If the stockholders do not ratify this appointment by the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting, other independent registered public accounting firms will be considered by the Audit Committee.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if the representative desires to do so. The representative is also expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote “FOR” this proposal.

3.	ADVISORY VOTE ON THE COMPANY’S EXECUTIVE COMPENSATION

On July 21, 2010, the President signed into law the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”). The Dodd-Frank Act contains a requirement that public companies, such as the Company, permit a non-binding stockholder vote to approve executive compensation.

As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement, the Company believes that its executive compensation program, which is reviewed annually by the Compensation Committee, establishes a performance-driven, entrepreneurial culture that delivers exceptional value to its stockholders. The Company and the Compensation Committee are guided by the compensation policies and objectives outlined in the Compensation Discussion and Analysis, and believe that the compensation of Named Executive Officers for 2010 reflects the effectiveness of the Company’s executive compensation program in fulfilling its objectives.

In order to comply with the Company’s obligations under the Dodd-Frank Act, the Board has requested a non-binding stockholder vote on the Company’s executive compensation program and policies as reflected in the Compensation Discussion and Analysis, the disclosures regarding compensation for Named Executive Officers provided in the various tables included in this Proxy Statement and the accompanying narrative disclosures. This proposal, commonly known as a “Say on Pay” proposal, gives the Company’s stockholders the opportunity to endorse or not endorse the Company’s executive pay program and policies through the following non-binding resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

This is an advisory vote, and as such is not binding on the Company. However, the Board will take the results of the vote into account when considering future compensation arrangements.

The Board of Directors recommends a vote “FOR” this non-binding advisory proposal.

4.	ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPANY’S EXECUTIVE COMPENSATION

In compliance with the Dodd-Frank Act, stockholders are invited to express their views on how frequently the advisory vote on executive compensation included in Proposal 3 should occur. Stockholders can advise the Board on whether such vote should occur every year, every two years or every three years, or they may abstain from voting.

This is an advisory vote, and as such is not binding on the Company. However, the Board will take the results of the vote into account in deciding when to call for the next advisory vote on the Company’s executive compensation. Because this is a non-binding advisory vote, the Board may decide that it is in the best interests of the Company and its stockholders to hold an advisory vote on executive compensation more or less frequently than the option preferred by stockholders. A non-binding advisory vote similar to this Proposal 4 will be held at least once every six years, in accordance with the Dodd-Frank Act.

The Board of Directors recommends that the non-binding advisory vote on executive compensation be held every three years. A triennial advisory vote provides the appropriate balance necessary to allow for periodic input by stockholders while providing a sufficient period of time to evaluate the effects of the Company’s compensation program and policies. The Board recommends a triennial advisory vote because of the long-term nature of material elements of the Company’s compensation program, policies and objectives, and because of the additional administrative costs incurred by the Company in connection with each proposal on which stockholders are asked to vote. Stockholders are not being asked to approve or disapprove of the Board’s recommendation, but rather to indicate their own choice among the frequency options.

The Board of Directors recommends that the non-binding advisory vote on executive compensation be held every three years.

STOCKHOLDER PROPOSALS

Any stockholder proposal intended to be presented at the 2012 Annual Meeting must be received at the Company’s principal executive office by November 22, 2011 for consideration for inclusion in the Company’s proxy statement and form of proxy related to that meeting. The proposal must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TOWER GROUP, INC. 120 BROADWAY,31ST FLOOR NEW YORK, NY 10271 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any All All Except individual nominee(s), mark “For All Except” and write the number(s) of the The Board of Directors recommends you vote nominee(s) on the line below. FOR the following: 0 0 0 1. Election of Directors Nominees 01 Michael H. Lee 02 William W. Fox, Jr 03 William A. Robbie 04 Steven W. Schuster The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain 2 Ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 0 0 0 year 2011 3 Advisory vote on the Company’s executive compensation 0 0 0 The Board of Directors recommends you vote for 3 YEARS on the following proposal: 3 years 2 years 1 year Abstain 4 Advisory vote on the frequency of future advisory votes on the Company’s executive compensation 0 0 0 0 NOTE: Such other business as may properly come before the meeting or any adjournment thereof. For address change/comments, mark here. 0 R1.0.0.11699 (see reverse for instructions) Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or 00000921621 partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K, Annual Report is/are available at www.proxyvote.com . TOWER GROUP, INC. Annual Meeting of Stockholders May 5, 2011 This proxy is solicited by the Board of Directors The undersigned hereby appoints Michael H. Lee, William E. Hitselberger and Elliot S. Orol, and each of them, proxies, with full power of substitution in each of them, for and on behalf of the undersigned to vote as proxies, as directed and permitted herein, at the Annual Meeting of Stockholders of Tower Group, Inc. to be held at 10:00 a.m., Eastern Time, on Thursday, May 5, 2011, at the Millenium Hilton Hotel, 55 Church Street, New York, NY 10007, and at any adjournments thereof upon matters set forth in the Proxy Statement and, in their judgment and discretion, upon such other business as may properly come before the meeting. ANNUAL MEETING OF STOCKHOLDERS MAY 5, 2011 When properly executed, your proxy will be voted as you indicate, or where no contrary indication is made, will be voted FOR Proposals 1, 2,3 and 3 Years for Proposal 4. The full text of the proposals and the position of the Board of Directors on each appear in the Proxy Statement and should be reviewed prior to voting. R1.0.0.11699 Address change/comments: 00000921622 (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side